UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARGENTEX MINING CORPORATION
(Name of small business issuer in its charter)

Nevada	1400	71-0867623
State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification No.)

1066 West Hastings Street, Suite 2300, Vancouver, BC, Canada V6E 3X2
604-601-8366
(Address and telephone number of principal executive offices)

1066 West Hastings Street, Suite 2300, Vancouver, BC, Canada V6E 3X2
604-601-8366
(Address of principal place of business or intended principal place of business)

Kenneth Hicks, President
Argentex Mining Corporation
1066 West Hastings Street, Suite 2300, Vancouver, BC, Canada V6E 3X2
604-601-8366
(Name, address and telephone number of agent for service)

Copy of communications to:
Clark Wilson LLP
c/o Ethan Minsk
Barristers and Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock to be offered for resale by selling stockholders	1,695,220	$1.34(3)	$2,271,594	$243.06
Common Stock to be offered for resale by selling stockholders upon exercise of share purchase warrants(1)	832,610 (2)	$1.34	$1,115,697	$119.38
Total Registration Fee	2,527,830(2)	$1.34	$3,387,292	$362.44

(1) In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Represents the aggregate number of shares of our common stock that may be issued upon the exercise of an aggregate of up to share purchase warrants.

(3) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on February 28, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS	Subject to Completion
______________, 2007

Argentex Mining Corporation

2,527,830 Shares of Common Stock of Argentex Mining Corporation
_________________________________

This prospectus relates to the resale by certain selling stockholders of our company of up to 2,527,830 shares of our common stock consisting of:

- up to 1,665,220 shares of our common stock that we issued to 43 investors and one finder;

- up to 832,610 shares of our common stock that may be issued upon the exercise of up to 832,610 share purchase warrants that we issued to 43 investors and one finder; and

- up to 30,000 shares of our common stock that we issued to two of our consultants on December 7, 2006 as a bonus for services rendered;

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol “AGXM”. On February 28, 2007 the closing bid price for one share of our common stock on the OTC Bulletin Board was $1.37.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

The date of this prospectus is ____________________, 2007.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY

Our Business

We are in the mineral resource business. This business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. Our company is in the exploration stage.

Mineral resource exploration can consist of several stages. The earliest stage usually consists of the identification of a potential prospect through either the discovery of a mineralized showing on that property or as the result of a property being in proximity to another property on which exploitable resources have been identified, whether or not they are or have in the past been extracted.

After the identification of a property as a potential prospect, the next stage would usually be the acquisition of a right to explore the area for mineral resources. This can consist of the outright acquisition of the land or the acquisition of specific, but limited, rights to the land (e.g., a license, lease or concession). After acquisition, exploration would probably begin with a surface examination by a prospector or professional geologist with the aim of identifying areas of potential mineralization, followed by detailed geological sampling and mapping of this showing with possible geophysical and geochemical grid surveys to establish whether a known trend of mineralization continues through unexposed portions of the property (i.e., underground), possibly trenching in these covered areas to allow sampling of the underlying rock. Exploration also commonly includes systematic regularly spaced drilling in order to determine the extent and grade of the mineralized system at depth and over a given area, as well as gaining underground access by ramping or shafting in order to obtain bulk samples that would allow one to determine the ability to recover various commodities from the rock. Exploration might culminate in a feasibility study to ascertain if the mining of the minerals would be economic. A feasibility study is a study that reaches a conclusion with respect to the economics of bringing a mineral resource to the production stage.

As discussed in more detail below and in the Description of Property section of this registration statement on Form SB-2 beginning at page 40, below, our current mineral properties consist of five groups of mineral exploration claims. Four of these groups of claims are located in the Rio Negro and Santa Cruz provinces of Argentina. All of the mineral exploration licenses with respect to these Argentine claims are registered in the name of our Delaware subsidiary, SCRN Properties Ltd. Our fifth group of mineral exploration claims is located in the Revelstoke area of British Columbia, Canada. This fifth group of claims is registered in the name of our company.

There is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically and legally feasible to develop or exploit those resources. Even if we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit would constitute a reserve (a reserve is a commercially viable mineral deposit). Please refer to the section entitled ‘Risk Factors’, beginning at page 7 of this registration statement on Form SB-2, for additional information about the risks of mineral exploration.

The address of our principal executive office is Suite 2300, 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2. Our telephone number is (604) 601-8366.

Our common stock is quoted on the OTC Bulletin Board under the symbol "AGXM" and on the Frankfurt Stock Exchange under the symbol “DEB”, ISIN US04012E1073.

We have two wholly-owned subsidiaries, both of which are incorporated in the State of Delaware. One of these, SCRN Properties Ltd., holds title to our property interests in Argentina. The other, Argentex Mining Corporation, was formed to enable our company to re-domicile from Nevada, our current state of incorporation, to Delaware by way of a parent/subsidiary merger. We have not yet made the decision to move our company’s domicile to Delaware but we are prepared to do so, if necessary and approved by our shareholders, for the reasons discussed at page 31 of this registration statement.

Any references to currency in this registration statement are to U.S. dollars unless otherwise specified. Because our offices are in Canada and Argentina, some of our expenses are incurred in currency of other countries (primarily Canada). Where an expense of our company is one that is required by contract to be paid in Canadian currency, we have expressed the item in U.S. dollars and in Canadian dollars using an exchange rate of Cdn $1.00 to US $0.8538.

Number of Shares Being Offered

This prospectus relates to the resale by certain selling stockholders of our company, Argentex Mining Corporation, of up to 2,527,830 shares of our common stock consisting of:

- up to 1,665,220 shares of our common stock that we issued to 43 investors and one finder in private placements of units that closed during the months of October through December or 2006 and January and February of 2007;

- up to 832,610 shares of our common stock that may be issued upon the exercise of up to 832,610 share purchase warrants that we issued to 43 investors and one finder in private placements that closed during the months of October through December of 2006 and January and February of 2007; and

- up to 30,000 shares of our common stock that we issued to two of our consultants on December 7, 2006 as a bonus for services rendered;

Number of Shares Outstanding

There were 21,127,443 shares of our common stock issued and outstanding as at February 28, 2007.

Estimated Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling security holders, although we could receive proceeds of up to $1,463,603 if all of the 832,610 share purchase warrants are exercised. If the share purchase warrants are exercised, we will use the proceeds to conduct exploration on our mineral properties, pay consulting fees, acquire additional mineral properties, pay professional fees and rent over the next 12 months and for general working capital.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our unaudited consolidated financial statements for the nine-month periods ended October 31, 2006, and October 31, 2005, respectively, and our audited consolidated financial statements for the years ended January 31, 2006 and 2005 including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 35 of this prospectus.

	For the nine-month period ended October 31, 2006	For the nine-month period ended October 31, 2005
Revenue	$ Nil	$ Nil
Net loss for the period	$ 1,396,219	$ 953,498
Loss Per Share - basic and diluted	$ 0.073	$ 0.046

	For the year ended January 31, 2006	For the period from inception January 31, 2006
Revenue	$ Nil	$ Nil
Net loss for period	$ 1,478,308	$ 3,872,976
Loss Per Share - basic and diluted	$ 0.07	$ n/a

	As at October 31, 2006	As at January 31, 2006	As at January 31, 2005
Working Capital Deficit	$ 1,424,006	$ 1,076,985	$ 230,441
Total Assets	$ 309,276	$ 65,856	$ 340,460
Total Stockholders’ Deficit	$ 1,420,985	$ 1,074,062	$ 230,441
Accumulated Deficit	$ 5,269,195	$ 3,872,976	$ 2,394,668

RISK FACTORS

GENERAL STATEMENT ABOUT RISKS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS ASSOCIATED WITH MINING

All of our properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

Despite exploration work on our mineral properties, we have not established that any of them contain any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop our properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral resource on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, either from the sale of our mineral resource properties or from the extraction and sale of precious and base metals such as gold, silver and copper. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely unintegrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

RISKS RELATED TO OUR COMPANY

We have a limited operating history on which to base an evaluation of our business and prospects.

Although we have been in the business of exploring mineral resource properties since 2002, we have not yet located any mineral reserve. As a result, we have never had any revenues from our operations. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. We have no way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do, that we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. During the 12 month period ending February 28, 2008, we expect to spend approximately $815,000 on the maintenance and exploration of our mineral properties, the operation of our company and obtaining a listing for our common shares on the TSX Venture Exchange, a Canadian stock exchange.

We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

The fact that we have not earned any operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any revenue from operations since our incorporation. From inception through October 31, 2006, we suffered losses of $5,269,165. We anticipate that we will continue to incur operating expenses without revenues unless and until we are able to sell one or more of our resource properties or identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and build and operate a mine. We had cash in the amount of $296,971 as of October 31, 2006. In November and December of 2006 and January and February of 2007, we raised an additional $1,435,700 through the sale of 1,410,500 units (each consisting of one common share and one-half of a common share purchase warrant). As at October 31, 2006, we had a working capital deficit of approximately $1,424,000. We estimate our average monthly operating expenses to be approximately $68,000 each month, including exploration, general and administrative expense and investor relations expenses. As a result, we believe that we will not have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months but our budget could increase in response to field conditions, drill results and other matters that cannot be currently anticipated. If this happens, we may need to raise additional funds. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors' report on our consolidated financial statements for the year ended January 31, 2006, which are included with this registration statement. Although our consolidated financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business.

Although our primary exploration property is titled in our name, our rights to that property are subject to a written option agreement. If we materially breach the terms of that option agreement, our rights in the property could be forfeit.

We entered into a Mineral Property Acquisition Agreement dated February 24, 2004 with Christopher Dyakowski, an ex-director and ex-officer of our company, whereby we agreed to make periodic option payments in cash in exchange for an option to purchase up to 100% of the mineral rights in the parcel of claims that we refer to as the Pinguino property, located in the Santa Cruz province of Argentina. If we fail to make these payments on time, our option on the Pinguino property could lapse and our interest in the Pinguino property could be forfeit. If this were to happen, our business would be harmed.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the National Association of Securities Dealers. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the NASD’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the National Association of Securities Dealers has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the National Association of Securities Dealers believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The National Association of Securities Dealers’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Because all of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against them for misconduct and you may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.

All of our directors and officers are nationals and/or residents of countries other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are statements that relate to future events or our future performance, including our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", or "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks enumerated in this section entitled "Risk Factors", that may cause our company's or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

  risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of mineral deposits;
  results of initial feasibility, pre-feasibility and feasibility studies, and the possibility that future exploration, development or mining results will not be consistent with our expectations;
  mining and development risks, including risks related to accidents, equipment breakdowns, labour disputes or other unanticipated difficulties with or interruptions in production;
  the potential for delays in exploration or development activities or the completion of feasibility studies;
  risks related to the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses;
  risks related to commodity price fluctuations;
  the uncertainty of profitability based upon our history of losses;
  risks related to failure to obtain adequate financing on a timely basis and on acceptable terms for our planned exploration and development projects;
  risks related to environmental regulation and liability;
  risks that the amounts reserved or allocated for environmental compliance, reclamation, post- closure control measures, monitoring and on-going maintenance may not be sufficient to cover such costs;
  risks related to tax assessments;
  political and regulatory risks associated with mining development and exploration; and
  other risks and uncertainties related to our prospects, properties and business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements.

Forward looking statements are made based on our management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this prospectus, the terms "we", "us", "our", and "Argentex" mean Argentex Mining Corporation, a Nevada corporation, and our wholly-owned subsidiaries SCRN Properties Ltd. and Argentex Mining Corporation, both of which are Delaware corporations, unless otherwise indicated.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the "SEC") at the SEC's Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.800. SEC.0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus relates to the resale by certain selling stockholders of our company of up to 2,527,830 shares of our common stock consisting of:

- up to 1,665,220 shares of our common stock that we issued to 43 investors and one finder in private placements of units that closed during the months of October through December or 2006 and January and February of 2007;

- up to 832,610 shares of our common stock that may be issued upon the exercise of up to 832,610 share purchase warrants that we issued to 43 investors and one finder in private placements that closed during the months of October through December or 2006 and January and February of 2007; and

- up to 30,000 shares of our common stock that we issued to two of our consultants on December 7, 2006 as a bonus for services rendered;

The selling stockholders may offer and sell their shares of common stock on a continuous or delayed basis. The sales may be conducted in the open market or in privately negotiated transactions, and will be made at prevailing market prices at the time of sale, varying prices or negotiated prices.

We have been advised by the selling shareholders that they may offer to sell all or a portion of the shares of common stock being offered in this prospectus from time to time. We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders, although we could receive proceeds of up to $1,463,603 if all of the share purchase warrants are exercised. We will pay all of the costs of registering these shares for resale.

Shares of our common stock are currently quoted on the OTC Bulletin Board under the trading symbol “AGXM” and on the Frankfurt Exchange under the trading symbol “DEB”, ISIN US04012E1073.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the respective selling security holders and we will not receive any proceeds from the resale of the common stock by the selling security holders, although we may receive proceeds of up to $1,463,603 upon the exercise of the share purchase warrants. If the share purchase warrants are exercised, we will use the proceeds to conduct exploration on our mineral properties, pay consulting fees, acquire additional mineral properties, pay professional fees and rent over the next 12 months and for general working capital.

DETERMINATION OF OFFERING PRICE

The prospectus relates to the resale by the selling stockholders of up to 1,695,220 shares of our common stock that we have already issued to them and the resale of up to an additional 832,610 shares of our common stock which may be issued to the selling stockholders upon the conversion of up to 832,610 share purchase warrants.

The selling stockholders may sell these shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section of this prospectus entitled “Plan of Distribution”.

SELLING SECURITY HOLDERS

All of the shares of common stock that are being offered by the selling security holders are listed in the table below. 1,665,220 of these shares of our common stock were issued to the selling shareholders in a series of private placements of units, with each unit consisting of one share of our common stock and one-half of one share purchase warrant. An additional 30,000 of these shares of our common stock were issued to two of the selling stockholders (15,000 shares to each) as an incentive bonus for services rendered to our company. The balance of up to 832,610 shares of our common stock being offered by the selling security holders are the shares of our common stock that may be issued to the selling security holders upon their exercise of the share purchase warrants purchased by them in the private placements of units referred to above. All of the units were offered and sold to the selling security holders in private placement transactions that were exempt from the registration requirements imposed by Section 5 of the Securities Act of 1933, as amended, under the exemption provided by Section 4(2) of the Act and/or Rule 903 of Regulation S promulgated thereunder.

The selling stockholders may offer and sell, from time to time, any or all of the shares of common stock listed in the table below. Because the selling stockholders may offer and sell all or only some portion of the 2,527,830 shares of common stock being registered hereby, we cannot estimate the number of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table includes information regarding beneficial ownership of the shares of our common stock that are being offered by the selling stockholders, and the number of shares of common stock covered by this prospectus, all as of February 28, 2007. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder.

Other than the relationships described below, none of the selling stockholders has, nor have they within the past three years had, any material relationship with our company. Each of the selling stockholders represented to us, at the time that they acquired their shares of our common stock, that they were not acting as an underwriter or as a broker-dealer in respect of shares of our common stock.

Name of Selling Stockholder and Position, Office or Material Relationship with Argentex	Common Shares owned by the Selling Stockholder (2)	Number of Shares Issuable Upon Exercise of all of the Share Purchase Warrants	Total Shares Registered(3)	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
				# of Shares	% of Class
Alan David Paterson	75,000	37,500	112,500	Nil	*
Kevin Fairman-King	7,400	3,700	11,100	Nil	*
Christopher Warcup	10,000	5,000	15,000	Nil	*
Derek Whelan	5,000	2,500	7,500	Nil	*
John Redford	10,000	5,000	15,000	Nil	*
Michael Phillips	20,000	10,000	30,000	Nil	*
David Hunter	50,000	25,000	75,000	Nil	*
Stuart Thompson	10,000	5,000	15,000	Nil	*
Patrick Boyd	50,000	25,000	75,000	Nil	*
Jim Walsh	15,000	7,500	22,500	Nil	*
Mark Heaton	5,000	2,500	7,500	Nil	*
Rory Hickey	20,000	10,000	30,000	Nil	*
Keith Davison	10,000	5,000	15,000	Nil	*
M.J. Jordan Ltd.(4)	300,000	150,000	450,000	Nil	*
Alpha-Rowen Treatments Ltd.(5)	25,000	12,500	37,500	Nil	*
Highland Investment Club (6)	6,000	3,000	9,00	Nil	*
Loyang International Inc. (7)	70,00	35,000	105,000	Nil	*
Donald J. Wright	90,000	45,000	135,000	Nil	*
Robert Dancey	13,000	6,500	19,500	Nil	*
Marek J. Kreczmer	35,000	17,500	52,500	Nil	*
VC Group Investments, SA (8)	500,000	250,000	750,000	Nil	*
Gerald Ng	5,000	2,500	7,500	Nil	*
David Naughton	3,100	1,550	4,650	Nil	*
Bernard Berry	50,000	20,000	60,000	10,000	*
Anthony Manfredi	5,000	2,500	7,500	Nil	*
John Fahy	20,000	10,000	30,000	Nil	*

Name of Selling Stockholder and Position, Office or Material Relationship with Argentex	Common Shares owned by the Selling Stockholder (2)	Number of Shares Issuable Upon Exercise of all of the Share Purchase Warrants	Total Shares Registered(3)	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
				# of Shares	% of Class
Patrick Hickey	10,000	5,000	15,000	Nil	*
Wisecity Ltd. (9)	50,000	25,000	75,000	Nil	*
Charalambos (Bob) Antoniou	10,000	5,000	15,000	Nil	*
William Carville	50,000	25,000	75,000	Nil	*
Howard McCollum	15,000	7,500	22,500	Nil	*
Hollyvale Limited(10)	20,000	10,000	30,000	Nil	*
Kyung Chun Min	5,000	2,500	7,500	Nil	*
Bobby Atwal	5,000	2,500	7,500	Nil	*
Gordon Love	10,000	5,000	15,000	Nil	*
Mark Waslen	5,000	2,500	7,500	Nil	*
Richard Machin	25,000	12,500	37,500	Nil	*
GTO Enterprises Ltd.(11)	11,000	5,500	16,500	Nil	*
Ken Steele	5,000	2,500	7,500	Nil	*
David Morrison	10,000	5,000	15,000	Nil	*
Robert Morrison	10,000	5,000	15,000	Nil	*
Steve Morrison	10,000	5,000	15,000	Nil	*
Brian Valentine	10,000	5,000	15,000	Nil	*
Ascenta Finance Corp.(12)	4,720	2,360	7,080	Nil	*
Diego Guido	15,000	Nil	15,000	Nil	*
Orlando Rionda	15,000	Nil	15,000		*
Total	1,705,220	832,610	2,527,830

*holds less than 1%

(1)

Assumes that all of the share purchase warrants are exercised and that all 2,527,830 shares of the common stock being offered are sold. Based on 21,127,443 common shares issued and outstanding on February 28, 2007.

(2)

The number of shares of common stock listed as beneficially owned by such selling stockholder represents the number of shares of common stock currently owned and potentially issuable to such selling stockholder. For these purposes, any contractual or other restriction on the number of securities the selling stockholder may own at any point have been disregarded.

(3)	Represents the total common stock and shares issuable upon exercise of share purchase warrants.

(4)	Michael Jordan, the Director of M.J. Jordan Ltd., exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by M.J. Jordan Ltd.

(5)

Kevin Rowen, the Managing Director of Alpha-Rowen Investments Ltd., exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Alpha-Rowen Investments Ltd..

(6)	Bob Thomson, the Treasurer of Highland Investment Club, exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Highland Investment Club.

(7)

Rueben Barnett, the President and a Director of Loyang International Inc., exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Loyang International Inc.

(8)	Plutaro Cohen, a director of VC Group Investments SA, exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by VC Group Investments SA.

(9)	Brian P. Jones, a Director of Wisecity Ltd., exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Wisecity Ltd.

(10)	Jeremy Spring, President of Hollyvale Limited, exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Hollyvale Limited.

(11)	Grace To, President of GTO Enterprises Ltd., exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by GTO Enterprises Ltd.

(12)	Marshall Farris, President of Ascenta Finance Corp., exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Ascenta Finance Corp.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

Each selling stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The shares of common stock offered for resale by this prospectus, including the shares of common stock that may be issued upon exercise of the share purchase warrants, may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of the exchange;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)	privately negotiated transactions; and

(g)	a combination of any of the aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will either: (i) amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares; or (ii) if appropriate, file a Rule 424 prospectus supplement disclosing the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as any of the selling security holders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501 (Telephone: 775.322.0626; Facsimile: 775.322.5623)

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling security holders was passed upon by the law firm of Clark Wilson LLP of Vancouver, British Columbia, Canada.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers of Argentex

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Kenneth Hicks	Director and President	47	February 11, 2004
Dr. Colin Godwin	Director	68	June 1, 2005
Jenna Hardy	Director	54	February 7, 2006
Richard Thibault	Director	51	February 9, 2006
Hamish Malkin	Chief Financial Officer	60	December 13, 2005
Orlando Rionda(1)	Legal Representative	41	June 1 2005

(1)Mr. Rionda is not technically a director or executive officer of our company but the nature of his position as our legal representative in Argentina charges him with responsibility for interaction with government officials, drilling companies, our local lawyers and others, which frequently requires that he exercise judgment and make decisions that might usually be considered and decided by executive level officers. For this reason, we believe that he is deemed to be an executive officer of our company and we have included disclosure about him in this discussion rather than in the discussion of ‘key employees’, below.

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he/she was employed.

Kenneth E. Hicks, President and Director

Mr. Hicks was our Vice President (Exploration) from February 11, 2004 until May 26, 2005, at which date he was appointed President of our company. He is a graduate of the University of British Columbia, holding a B.Sc. (Honours) Geology Degree. Since graduating in 1982, Mr. Hicks has practiced his profession as a geologist throughout North and South America for major mining companies such as Falconbridge Limited, mid-tier copper-gold producers such as Imperial Metals Corporation, as well as junior exploration companies. Since 1996 Mr. Hicks has worked extensively in South America, focusing primarily on Argentina, where he has consulted for a number of junior companies.

Mr. Hicks is a registered member of the Association of Professional Engineers and Geoscientists of British Columbia, as well as the Society of Economic Geologists and the Association for Mineral Exploration BC. Mr. Hicks recently resigned from the board of directors of Prominex Resource Corp., a TSX Venture Exchange listed junior resource company with properties in Newfoundland, Canada.

Mr. Hicks does not have family relationships with any director, executive officer, or other person nominated to become a director or officer of our company. In addition, Mr. Hicks does not have, and has not had, a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which we were or are to be a party, with the exception of (i) a written consulting agreement dated February 11, 2005, pursuant to which we pay to Mr. Hicks a monthly consulting fee of approximately $7,684 (CAD$9,000); and (ii) Mr. Hicks made a loan to our company on July 1, 2006, which is evidenced by a demand promissory note bearing simple interest at six percent (6%). These transactions are discussed in more detail in the section of this prospectus entitled “Certain Relationships and Related Transactions” beginning at page 51.

Dr. Colin Godwin, Director

Dr. Godwin is Professor Emeritus at The University of British Columbia, where he taught the exploration and geology of mineral deposits from 1975 until he retired in 1999. Since June 1, 2000, Dr. Godwin has been a director of Rome Resources Ltd. (TSX-V: RMR), and he has been its President since May 2002. He has published more than one hundred papers, approximately thirty-five of which were professionally adjudicated. Dr. Godwin was a founding director of International Geosystems Ltd. and became involved in the development of the GEOLOG System, one of the first computer based schemes for capturing and using data from exploration-development work, especially drill holes.

Recently, Dr. Godwin has conducted: (i) exploration programs in Mexico, Argentina, Yukon, Nevada, Nicaragua, Honduras and Costa Rica, (ii) drilling projects in Nevada and Mexico, and (iii) property examinations in Argentina, Mexico, Northwest Territories, Nevada, Costa Rica, Ecuador and India.

Dr. Godwin is a registered P. Eng and P. Geo the Association of Professional Engineers and Geoscientists of British Columbia.

Dr. Godwin does not have family relationships with any director, executive officer, or other person nominated to become a director or officer of our company. In addition, Dr. Godwin does not have, and has not had, a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which we were or are to be a party.

Jenna Hardy, Director

Ms. Hardy is an accomplished mining professional with extensive experience in project management, corporate due diligence and governance, property exploration and evaluation as well as environmental compliance.

From 1996 through 2004, Ms. Hardy served as the Manager of Health Safety Environment with Pan American Silver Corp. where she was responsible for corporate oversight of health, safety and environmental issues at operating subsidiaries in Peru, Mexico and Bolivia, as well as development projects in Argentina, Canada and the USA. In 2004, Ms. Hardy reactivated a consulting company that she founded in 1986 and currently provides environmental, corporate development and corporate governance services to clients consisting primarily of junior natural resource companies working in Mexico and Canada. Since late 2004, she has been a member of Capstone Mining Corp.’s technical advisory board, providing guidance with respect to regulatory and environmental compliance in connection with the expansion of the San Roberto mine in Zacatecas, Mexico. Since 2005, she has been consulting with Belcourt Saxon Coal limited partnership as Director Environment Regulatory. Belcourt Saxon Coal is developing coal projects in British Columbia, Canada.

She holds an Executive MBA from Simon Fraser University, and an M.Sc. (Economic Geology) and a B.Sc. (Geology) both from the University of Toronto. Ms. Hardy is a member of the Association of Professional Engineers and Geoscientists of British Columbia (APEGBC).

Ms. Hardy does not have a family relationship with any director, executive officer, or other person nominated to become a director or officer of our company. In addition, Ms. Hardy does not have, and has not had, a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which we were or are to be a party. Ms. Hardy is not a member of the board of directors of any other publicly traded company.

Rick Thibault, Director

Mr. Thibault is a registered P. Eng. with the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Mr. Thibault has 28 years of operations, management and consulting experience in North and South America, including nine years in Argentina.

Over the past six years, Mr. Thibault has been providing mining engineering services to international clients active in Argentina, Chile and throughout Latin America. Before becoming a consultant, Mr. Thibault was the Managing Director of an operating industrial minerals mine in northwestern Argentina.

Mr. Thibault holds a B.A.Sc. (Honors) in Mining Engineering from Queen’s University (Kingston, Ontario, Canada) and is fluent in English, Spanish and French. Mr. Thibault is the Chairman of the Industrial Minerals Society of the Canadian Institute of Mining, Metallurgy and Petroleum and is also a member of the board of directors and Vice President, Minerals of Daleco Resources Corporation, an international resources company with holdings in oil, natural gas, minerals and environmental remediation technologies. Daleco Resources Corporation is listed for trading on the Over-the-Counter Bulletin Board under the symbol “DLOV”.

Mr. Thibault is a member of the Association of Professional Engineers and Geoscientists of Alberta and Chairman of the Industrial Minerals Society of the Canadian Institute of Mining, Metallurgy and Petroleum.

Mr. Thibault does not have family relationships with any director, executive officer, or other person nominated to become a director or officer of our company. In addition, Mr. Thibault does not have, and has not had, a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which we were or are to be a party.

Hamish Malkin, Chief Financial Officer

Mr. Malkin has been self employed since April, 2003, providing chief financial officer services on a contract basis. Prior to being self employed Mr. Malkin was the CFO of Trivalence Mining Corporation from January 1997 to March 2003. Mr. Malkin is a Chartered Accountant and a member of the Canadian Institute of Chartered Accountants and the Institute for Chartered Accountants of British Columbia. Prior to 1997, Mr. Malkin held senior financial positions in the entertainment and commercial real estate industries. Mr. Malkin is also currently the chief financial officer of Entrée Gold Inc. (TSX: ETG; AMEX: EGI; Frankfurt: EKR), a Canadian company reporting in both the United States and Canada, and the chief financial officer of UC Resources Ltd. (TSXV: UC), a Canadian reporting company.

Mr. Malkin does not have, and has not had, a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which we were or are to be a party, with the exception of a written consulting agreement dated effective November 1, 2005, pursuant to which we pay to Mr. Malkin a monthly consulting fee of approximately $2,135 (CAD$2,500).

Orlando Rionda, Legal Representative

Mr. Rionda began working with our company as our project coordinator and field manager in Argentina in March of 2004. He is currently our ‘legal representative’ in Argentina, and is responsible for many of the day-to-day decisions that our company must make at a local level about our presence in Argentina. From 2002 until March of 2004, he worked as an independent contractor on various hydrological projects in Argentina and Chile. From January 1999 through December, 2001, he served as a logistical supervisor for Falcon Drilling Ltd. in Argentina for various diamond drilling projects, including Gualcamayo, Diabillios, San Simon and Mina La Mejicana. Mr. Rionda has completed various post-secondary courses in hydrochemistry.

Significant Employees

Our significant employees, their ages and positions held are as follows:

Name	Position Held with the Company	Age
Diego Guido	Senior Technical Advisor	34

Diego Guido, Senior Technical Advisor

Dr. Guido serves as our Senior Technical Advisor in Argentina. Dr. Guido supervises the geological aspects of data compilation, interpretation and design of exploration programs for detail mapping, reconnaissance exploration and drill targeting on an ‘as-required’ basis.

In 2002, Dr. Guido received his PhD. in Natural Science (Geology) from the Natural Science and Museum Faculty of the La Plata National University in La Plata, Argentina. His dissertation was on the Geology and metallogeny of eastern Deseado Massif region, Santa Cruz province. Dr. Guido also received his P.Geo from the La Plata National University (1996). Dr. Guido holds a B.A. in Economic Orientation from the Antonio Mentruyt Institute in Argentina (1990). Dr. Guido is a researcher at the Argentinean National Commission of Scientific and Technical Research (CONICET) in Argentina and is a lecturer in Ore Deposits Geology at the Natural Science and Museum Faculty of La Plata National University.

Family Relationships

There are no family relationships between any director, executive officer or significant employee.

Code of Ethics

Our board of directors has established a Code of Ethics and Business Conduct of Officers, Directors and Employees which applies to all of our officers, directors and employees. The Code of Ethics and Business Conduct is intended to meet the requirements for a code of ethics under the Sarbanes-Oxley Act of 2002, or “SOX”, and the TSX Venture Exchange requirements, and is specifically applicable to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. Among other matters, the Code of Ethics and Business Conduct is designed to deter wrongdoing and to promote:

  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  ethical and fair dealing with our financial institutions, suppliers, vendors, competitors, agents and employees;

  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  compliance with applicable governmental laws, rules and regulations;

  lawful and ethical conduct when dealing with public officials and government entities;

  prompt internal reporting of violations of the Code of Ethics and Business Conduct to appropriate persons identified in the code; and

  accountability for adherence to the Code of Ethics and Business Conduct.

Waivers to the Code of Ethics may be granted only by our full board of directors. In the event that our board of directors grants any waiver of the elements listed above to any of our directors or officers, we expect to announce the waiver within four business days on the corporate governance section of our website at www.argentexmining.com. in addition to filing any notices required by regulatory authorities.

Disclosure Policy and Disclosure Committee. Our board of directors has also established our Disclosure Policy and Disclosure Committee in connection with the officer certifications required under Section 302 of SOX. The Disclosure Policy facilitates our compliance with SEC disclosure requirements regarding disclosure made by us to our stockholders and the investment community. The Disclosure Committee assists us in ensuring that all of the disclosures made by us to our stockholders, the investment community and the SEC are made in compliance with all relevant laws, rules and regulations and consistent with the Disclosure Policy. The members of the Disclosure Committee are Mr. Hicks and Ms. Hardy.

Public Availability of Corporate Governance Documents. Our key corporate governance documents, including our Code of Ethics and Business Conduct and the charters of our Audit Committee, Compensation Committee and Nominating Committee are:

  available on our corporate website;

  available in print to any stockholder who requests them from our corporate secretary (Ken Hicks); and

  certain of them are or will be filed as exhibits to our securities filings with the SEC.

Committees of the Board

Audit Committee and Audit Committee Financial Expert

Effective March 31, 2006, our board of directors created an Audit Committee and adopted an Audit Committee charter. On that same date we appointed Jenna Hardy, Rick Thibault and Colin Godwin as members of our Audit Committee. Our Audit Committee did not meet during the year ended January 31, 2006.

Compensation Committee

Effective March 31, 2006, our board of directors created a Compensation Committee. Our board of directors adopted a Compensation Committee charter and appointed Rick Thibault and Jenna Hardy as members of our Compensation Committee.

Nominating Committee

Effective March 31, 2006, our board of directors created a Nominating Committee. Our board of directors adopted a Nominating Committee charter and appointed Jenna Hardy and Rick Thibault as members of our Nominating Committee.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a member of our audit committee that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. All of the members of our audit committee are "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. We believe that the members of our audit committee are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of February 28, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors, our chief executive officer and our four most highly compensated executive officers (other than our chief executive officer) as at January 31, 2006. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Kenneth E. Hicks c/o Argentex Mining Corporation Suite 2300 – 1066 West Hastings Street Vancouver, BC, Canada V6E 3X2	941,666 common(2)	4.32%
Hamish Malkin 1564 Eaglecliff Road RR1 Bowen Island, British Columbia, Canada V0N 1G0	110,000 common(3) (options vested 110,000)	*
Colin Godwin 665 Gatensbury Street Coquitlam, British Columbia, Canada V3J 5G9	255,000 common(4) (options vested 255,000)	*
Jenna Hardy 535 East Tenth Street North Vancouver, British Columbia, Canada V7L 2E7	200,000 common(5) (options vested 200,000)	*
Rick Thibault La Gioconda 4344, Apt. 152 Las Condes, Santiago, Chile	200,000 common(6) (options vested 200,000)	*
Orlando Rionda Radio Santiago del Estero 3051, Salta, Argentina, CP4400	92,500 common(7) (options vested 77,500)	*
Directors and Executive Officers as a Group (6 people)	1,799,166	7.95%

*less than 1%

(1)

Based on 21,127,443 shares of common stock issued and outstanding as of February 28, 2007 and, as to a specific person, shares issuable pursuant to the exercise of share purchase warrants and options exercisable within 60 days. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Includes an aggregate of 666,666 stock options currently exercisable or exercisable within 60 days.

(3)	Includes an aggregate of 110,000 stock options currently exercisable or exercisable within 60 days.

(4)	Includes an aggregate of 255,000 stock options currently exercisable or exercisable within 60 days.

(5)	Includes an aggregate of 200,000 stock options currently exercisable or exercisable within 60 days.

(6)	Includes an aggregate of 200,000 stock options currently exercisable or exercisable within 60 days.

(7)	Includes an aggregate of 77,500 stock options currently exercisable or exercisable within 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General. Our authorized securities consist of 100,000,000 shares of common stock with a par value of $0.001 and 100,000,000 shares of preferred stock with a par value of $0.001. As of February 28, 2007, there were 21,127,443 shares of common stock issued and outstanding held by 69 holders of record, and there were no shares of preferred stock outstanding. Each stockholder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors. Our board of directors, without any action by stockholders, is authorized to designate and issue shares of preferred stock in any class or series as it deems appropriate and to establish the rights, preferences and privileges of these shares, including dividends, liquidation and voting rights. The rights of holders of shares of preferred stock that may be issued may be superior to the rights granted to the holders of existing shares of our common stock. Further, the ability of our board of directors to designate and issue such undesignated shares could delay, defer or prevent a change of control of our company and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of our common stock.

Voting Rights. Each share of our common stock entitles the holder thereof to one non-cumulative vote, either in person or by proxy, at meetings of stockholders. Since holders of common stock do not have cumulative voting rights, holders of more than fifty percent (50%) of the issued and outstanding shares of common stock can elect all of our directors. Holders of preferred stock are not entitled to vote.

Dividend Policy. All shares of common stock are entitled to participate in dividends when and as declared by our Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception, and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions. Holders of our common stock have no pre-emptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of liquidation or dissolution, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred stockholders should exist at the time of such liquidation or dissolution.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The consolidated financial statements of our company included in this prospectus have been audited by Morgan & Company, an independent registered public accounting firm, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our board of directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Business Development During Last Three Years

General Overview

We are in the mineral resource business. Our current mineral properties consist of five groups of mineral exploration claims. Four of these groups of claims are located in the Rio Negro and Santa Cruz provinces of Argentina. All of the mineral exploration licenses with respect to these Argentine claims are registered in the name of our Delaware subsidiary, SCRN Properties Ltd. Our fifth group of mineral exploration claims is located in the Revelstoke area of British Columbia, Canada. This fifth group of claims is registered in the name of our company.

Our principal administrative office is located Suite 2300, 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2. Our telephone number is (604) 601-8366.

Our common stock is quoted on the OTC Bulletin Board under the symbol "AGXM" and on the Frankfurt Stock Exchange under the symbol “DEB”, ISIN US04012E1073.

We have two wholly-owned subsidiaries, both of which are incorporated in the State of Delaware. One of these, SCRN Properties Ltd., holds title to our property interests in Argentina. The other, Argentex Mining Corporation, was formed to enable our company to re-domicile from Nevada, our current state of incorporation, to Delaware by way of a parent/subsidiary merger. We have not yet made the decision to redomicile to Delaware but we are prepared to do so, if necessary and approved by our shareholders, for the reasons discussed below.

Corporate History

We were incorporated in the State of Nevada on December 21, 2001 under the name "Delbrook Corporation" with authorized capital of 100,000,000 shares of common stock with a par value of $0.001 and 100,000,000 shares of preferred stock with a par value of $0.001. On March 2, 2004 our directors filed a Certificate of Designation with the Nevada Secretary of State wherein 2,000 shares were designated as Series A Convertible Preferred Stock. On March 15, 2004, we changed our name to "Argentex Mining Corporation". We effected this name change by merging with our wholly owned subsidiary, named “Argentex Mining Corporation”, a Nevada corporation that we formed specifically for this purpose. Our company was the surviving company in the merger.

We acquired all of the issued and outstanding shares of SCRN Properties Ltd. pursuant to the terms of a share purchase agreement dated February 24, 2004 between our company and Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary and director. Under this share purchase agreement, Mr. Dyakowski sold to our company all of the issued and outstanding shares of SCRN Properties Ltd., in exchange for a total of 833,333 shares of our common stock, which we issued to Mr. Dyakowski subject to escrow and return to treasury conditions. As the result of a March 15, 2004 share dividend, these 833,333 shares were increased to 2,499,999 shares.

We have recently decided to pursue a listing for our company’s common shares on the Canadian TSX Venture Exchange (also known as the “TSX-V”). The TSX-V has recently adopted an internal policy whereby they have refused to accept listing applications from companies incorporated in Nevada unless the applicant either (i) amends its articles of incorporation to conform to certain requirements of TSX-V intended to provide shareholder protections substantially equivalent to the protections provided by the Business Corporation Act (Canada); or (ii) re-domesticates from Nevada to another jurisdiction. We have commenced informal discussions with TSX-V with respect to this policy, though we have not yet filed a listing application with it. Depending on the outcome of these discussions, we may ask our shareholders to approve either (a) the re-domestication of our company from Nevada to Delaware or (b) an amendment to our articles of incorporation to include some or all of the clauses requested by TSX-V. On May 1, 2006, we formed a new Delaware company under the name Argentex Mining Corporation. If we decide to re-domesticate our company to Delaware, we will ask our shareholders to approve doing so by way of a merger with this wholly-owned Delaware subsidiary. If we decide to pursue either of these options, we intend to prepare and distribute to our shareholders a form of proxy and proxy solicitation material describing our proposal.

Our Current Business

We are in the mineral resource business. This business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. Our company is in the exploration stage.

Mineral resource exploration can consist of several stages. The earliest stage usually consists of the identification of a potential prospect through either the discovery of a mineralized showing on that property or as the result of a property being in proximity to another property on which exploitable resources have been identified, whether or not they are or have in the past been extracted.

After the identification of a property as a potential prospect, the next stage would usually be the acquisition of a right to explore the area for mineral resources. This can consist of the outright acquisition of the land or the acquisition of specific, but limited, rights to the land (e.g., a license, lease or concession). After acquisition, exploration would probably begin with a surface examination by a prospector or professional geologist with the aim of identifying areas of potential mineralization, followed by detailed geological sampling and mapping of this showing with possible geophysical and geochemical grid surveys to establish whether a known trend of mineralization continues through un-exposed portions of the property (i.e., underground), possibly trenching in these covered areas to allow sampling of the underlying rock. Exploration also commonly includes systematic regularly spaced drilling in order to determine the extent and grade of the mineralized system at depth and over a given area, as well as gaining underground access by ramping or shafting in order to obtain bulk samples that would allow one to determine the ability to recover various commodities from the rock. Exploration might culminate in a feasibility study to ascertain if the mining of the minerals would be economic. A feasibility study is a study that reaches a conclusion with respect to the economics of bringing a mineral resource to the production stage.

As discussed in more detail below and in the Description of Property section of this prospectus beginning at page 40, below, our current mineral properties consist of five groups of mineral exploration claims. Four of these groups of claims are located in the Rio Negro and Santa Cruz provinces of Argentina. All of the mineral exploration licenses with respect to these Argentine claims are registered in the name of our Delaware subsidiary, SCRN Properties Ltd. Our fifth group of mineral exploration claims is located in the Revelstoke area of British Columbia, Canada. This fifth group of claims is registered in the name of our company.

There is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically and legally feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit would constitute a reserve (a reserve is a commercially viable mineral deposit). Please refer to the section entitled ‘Risk Factors’, beginning at page 7 of this prospectus, for additional information about the risks of mineral exploration.

Competition

There are numerous mining and exploration companies in Argentina, both big and small. All of these mining companies are seeking properties of merit. While we may compete with other exploration companies in our effort to locate and license mineral resource properties, we do not compete with them for the removal or sale of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist world-wide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we are able to identify and produce. Our ability to be competitive in the market over the long term is dependent upon the quality and amount of ore discovered, cost of production and proximity to our market. Due to the large number of companies and variables involved in the mining industry, it is not possible to pinpoint our direct competition.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We do not currently own or operate any mines and are not required to comply with the requirements of these regulatory authorities. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

In Argentina, minerals are owned by the provincial governments. Individual provinces are allowed to impose a maximum 3% royalty on mineral production. Exploration rights are acquired by filing a cateo, which gives exclusive prospecting rights for an area for a period of time, generally three years with the provincial mining authorities. The holder of a cateo has exclusive right to establish a “Manifestacion de descubrimiento”, or “manifestation of discovery”, on that cateo. Manifestations of discovery can also be set without a cateo on any land not covered by someone else’s cateo. Manifestations of discovery are filed as either a vein or a disseminated discovery. A square protection zone can be declared around the discovery of up to 840 hectares for a vein manifestation of discovery or 7,000 hectares for a disseminated manifestation of discovery. The protection zone grants the holder exclusive rights for an indefinite period, during which the holder must provide an annual report presenting a program of exploration work and investments related to the protection zone.

A cateo is an exploration concession that confers priority for the owner to apply for a mining concession (called a “pertenencia”) later. Cateos are measured in 500 hectare unit areas and cannot exceed a total of 20 units (10,000 hectares). The length of the cateo tenure is based on its area and starts on the date of awarding the cateo. Typically, exploration companies acquire cateos in blocks of 5,000 or 10,000 hectares. 330 days after receiving the rights to the cateo, 50% of the area over four units (2,000 hectares) must be dropped. At 730 days, 50% of the area remaining must be dropped. Time extensions may be granted to allow for bad weather, difficult access, financial issues, etc.

Applications for cateos may take up to two years to be approved. In the event that there are multiple applicants for the same area, the priority is based on the initial dates of applications. The applicant can explore on the land pending formal award of the cateo with the approval of the surface owner of the land. The time period for reduction of the cateo area does not start until 30 days after a cateo is formally awarded.

The Argentine mining act requires payment of a "canon fee" (tax) of 400 pesos per unit payable upon the application for the cateo.

A “manifestation of discovery” is a block of land similar to a claim in that when the required work and payments are completed, it can be perfected into a “mina”. A pertenencia or mina is required prior to production.

We filed a Notice of Work (“Muestra de Informe”) with the Dirección de Minería in the Province of Santa Cruz in December 2004 outlining our planned exploration program for 2005 on our Pinguino property. A Notice of Work does not have to be renewed annually so long as the type of work on the property remains the same during the next year. As our exploration program for the Pinguino property during 2007 should be substantially similar to our 2005 exploration program, we are not required to renew or re-file a Notice of Work this year. No other permits were required for exploration, though we did file a preliminary environmental report on the Pinguino property with the Provincial authorities in December, 2004.

We have not filed any Notice of Work or other plan for any of our other properties as at the date of filing this registration statement on Form SB-2. Our focus has been, and we intend for our focus during 2007 to remain, primarily on our Pinguino property.

In British Columbia, mineral claims are registered using the recently implemented Internet-based Mineral Titles Online system. This registration system has replaced the previous method, in which free miners acquired title to mineral properties by staking their claims on the ground. Using the current system, free miners register mineral titles online. In addition, free miners now use the online system to register work and payments necessary to maintain their claims and leases, transfer their titles to another free miner, change the expiry date (anniversary date) of a claim, amalgamate two or more claims, and make other changes to their registered claims.

A registered holder holds a British Columbia mineral claim for one year after it is initially registered. After the first year, registered holders may hold the claim from year to year by (a) doing exploration and development and registering a statement of the exploration and development online, or making payments instead of exploration and development, and (b) registering a revised expiry date.

A person, other than the government, must be a free miner to register a claim or lease or to register exploration and development. A free miner is a person (including artificial persons such as partnerships and corporations) resident in Canada that holds a free miner’s certificate. Our company, which has registered to do business in British Columbia (the corporate equivalent of residency) holds a free miner’s certificate.

Our Revelstoke claims were registered with the Province of British Columbia on March 27, 2006. Unless we perform exploration or development work or make payments in lieu of such work, these claims will expire March 26, 2007. We do not currently have any plan to explore these mineral claims; we are in the process of determining our plans with respect to the preservation of some or all of these claims. To the extent that we decide to preserve any of these claims, we intend to do so through payments in lieu of work.

We are prepared to engage professionals, if necessary, to ensure regulatory compliance but in the near term we expect that our activities will require minimal regulatory oversight. If we expand the scope of our activities in the future it is reasonable to expect that our compliance costs may increase accordingly.

Total number of employees

As of February 23, 2007, our company did not have any employees, but our subsidiary, SCRN Properties Ltd., employs one person on a full-time basis as its legal representative in Argentina. Our President, our Chief Financial Officer and our part-time bookkeeper all provide services pursuant to consulting contracts. None of our consultants, including our Chief Financial Officer but excluding our President, are required by the terms of their consulting agreements to spend all of their time on our affairs. Our President is required to spend substantially all of his time working on our affairs.

We also engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

We retain consultants on the basis of ability and experience. Except as set forth above, neither we nor any person acting on our behalf has any preliminary agreement or understanding, nor do we contemplate any such, concerning any aspect of our operations pursuant to which any person would be hired, compensated or paid a finder’s fee.

PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 7 of this registration statement.

Our consolidated audited financial statements and the pre-acquisition financial statements of our predecessor are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We are a junior exploration stage company that has not yet generated or realized any revenues from our business operations. We currently hold interests in mineral properties located in the Rio Negro and Santa Cruz provinces of Argentina. One of the properties located in the Santa Cruz province consists of a group of claims that we refer to as the Pinguino property. We have concentrated our recent exploration efforts on the Pinguino Property and we intend to focus primarily on this property over the 12 month period ending February 28, 2008.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, including the Pinguino property, or that we will be able to identify any mineral resource on any of these properties that can be developed profitably. Even if we do discover commercially exploitable levels of mineral resources on any of our properties, which is unlikely, there can be no assurance that we will be able to enter into commercial production of our mineral properties. Our recent activities have focused on our Pinguino property and it is our intent to continue to focus our exploration efforts on that property during the next 12 months.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Personnel Plan

We do not anticipate any significant changes in the number of employees during the next 12 months.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Financial Condition, Liquidity and Capital Resources

Our principal capital resource has been the sale of convertible debt instruments and common stock, although we have in the past and may in the future use shareholder loans, advances from related parties, or borrowing to meet future needs.

At October 31, 2006, we had a working capital deficiency of $1,424,006 compared to $1,076,985 at January 31, 2006.

At October 31, 2006, our total current assets were $306,255, consisting of cash of $296,921 and prepaid expenses of $9,284, compared to total current assets of $62,933 at January 31, 2006.

At October 31, 2006, our total current liabilities were $1,730,261, compared to total current liabilities of $1,139,918 at January 31, 2006.

For the year ended January 31, 2006, we incurred a loss of $1,478,308 compared to $2,293,257 in 2005. At January 31, 2006, we had incurred a loss since inception of $3,872,976. During the nine-month period ended October 31, 2006, we incurred a loss of $1,396,219, with a cumulative loss from inception through October 31, 2006 of $5,269,195. The principal components of the loss for the year ended January 31, 2006 and the loss during the nine-month period ending October 31, 2006 consisted of consulting fees, mineral property interests, professional fees, stock-based compensation and interest. The principal components of our loss for the year ended January 31, 2005 were consulting and professional fees, investor relations and mineral property interests.

Operating expenses for the year ended January 31, 2006 were $1,081,234 compared to $2,292,928 in 2005. Operating expenses for the nine-month period ended October 31, 2006 were $1,304,172, compared to $907,326 in 2005.

At January 31, 2006, we had cash on hand of $62,647 compared to $304,569 as at January 31, 2005. At October 31, 2006 we had cash on hand of $296,971. Since October 31, 2006, we have raised $1,435,700 through the sale of our equity securities.

Cash Requirements

Over the next 12 months we intend to expand our exploration programs. We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the Next 12 Months
Expense	Amount
Mineral exploration expenses and holding costs	391,000
Professional fees	$153,000

Investor relations	$42,000
Rent, utilities and insurance	$22,000
Other general administrative expenses	$204,000
Total	$812,000
Repayment of promissory notes and interest(1)	1,622,000
Cash on hand, February 28, 2007, estimated	(926,000)
Estimated excess of minimum cash requirements over cash resources	$1508,000

(1) We currently owe an aggregate principal amount of $1,440,410 pursuant to three convertible debentures and two simple promissory notes. Two of the convertible debentures, on which we owe an aggregate principal amount of $1,000,000 ($500,000 as to each), bear interest at eight percent (8%) and mature on August 21, 2007. The third convertible debenture, on which we owe principal of $250,000, bears interest at 10% and is due on demand but demand cannot be made by the holder until on or after October 18, 2007. We have accrued interest on these three convertible debentures and will continue to accrue interest until payment of principal. For the calculation, above, we have assumed accrual of interest through payment at maturity. The balance of this debt is evidenced by two simple promissory notes, one in the principal amount of $100,000 upon which fixed interest of $5,000 is to be paid and the other is in the principal amount of $90,410 (CDN $100,000), bears interest at six percent and is due on demand. We have assumed that these promissory notes will be repaid on February 29, 2008. We can give no assurance that these assumptions will prove to be accurate.

We believe that we will require additional funds to implement our growth strategy in exploration operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

Going Concern

Due to our being an exploration stage company and not having generated revenues, and to the circumstances described above, in their Notes to our financial statements for the year ended January 31, 2006, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.

We have historically incurred losses since inception. From inception through October 31, 2006, we incurred losses of $5,269,195. Because of these historical losses, we may require additional working capital to develop our business operations in the future. We intend to raise any additional working capital required through private placements, public offerings, bank financing and/or advances from related parties or shareholder loans. We do not currently have any arrangements for any such financing in place.

The continuation of our business is dependent upon obtaining further financing and achieving a break-even or profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current or future stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to either (1) achieve a level of revenues adequate to generate sufficient cash-flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us. If adequate working capital is not available we may not be able to continue our operations.

These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

For purposes of the cash-flow statements, we consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Resource property costs represent the acquisition costs and capitalized expenditures related to the acquisition, exploration and development of interests in resource properties. Mineral property costs include initial acquisition costs and related option payments, which are recorded when paid. Exploration and development costs are capitalized until properties are brought into production, at which time costs are amortized on a unit of production basis over economically recoverable reserves. Option payments are credited against mineral property costs when received. No gain or loss on disposition of a partial interest is recorded until all carrying costs of the interest have been offset by proceeds of sale or option payments received.

We account for income taxes under the asset and liability method. The asset and liability method of accounting for income taxes recognizes future tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. A reduction in respect of the benefit of a future tax asset (evaluation allowance) is recorded against any future tax asset if it is not likely to be realized. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that the tax rate changes.

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding during the year. Shares held in escrow are excluded from the calculation of the weighted average number of common shares outstanding.

Recently Issued Accounting Standards

In February 2007, the Financial Accounting Standards Board ( the “FASB”) issued Statement of Accounting Standard No. 159 (“FAS No. 159”), “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after

November 15, 2007. The Company does not expect the implementation of SFAS No. 159 will have any material impact on its financial position and results of operations.

In September 2006, the FASB issued Statement of Accounting Standard (“FAS No. 158”), “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans.” This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In June 2006 – the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company does not expect the implementation of Statement No. 158 will have any material impact on its financial position and results of operations.

In November 2005 – the FASB issued Staff Position Financial Accounting Standard No 115-1 (“FAS FSP 115-1”) – “The Meeting of Other-Than-Temporary Impairment and Its Application to Certain Investments”. FAS FSP 115-1 provides accounting guidance for identifying and recognizing other-than-temporary impairments of debt and equity securities, as well as cost method investments in addition to disclosure requirements. FAS FSP 115-1 is effective for reporting periods beginning after December 15, 2005, and earlier application is permitted. The Company has determined that the adoption of FAS FSP 115-1 does not have an impact on its results of operations or financial position.

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154 ("FAS 154"), "Accounting Changes and Error Corrections" – a replacement of APB No. 20, "Accounting Changes" and FAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. APB Opinion 20 previously required that most voluntary changes in accounting principle to be recognized by including in the net income of the period of the change the cumulative effect of changing to the new accounting principle. FAS 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We estimate that the adoption of FAS 154 will not have a significant impact on our results of operations, financial condition and liquidity.

On December 16, 2004, the FASB issued Financial Accounting Standard No. 123 (revised 2004) "Share-Based Payment" ("123(R)"), which in revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued To Employees", and amends FASB Statements No. 95, "Statement of Cash Flows". Generally the approach in FASB Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grant of employees stock options, to be recognized in the income statements based on their fair value. Pro-forma disclosure is no longer an alternative. Statement 123(R) must be adopted no later than the period beginning after December 15,

2005. Early adoption will be permitted in periods in which financial statements have not yet been issued. We adopted Statement 123(R) on February 1, 2006.

Statement 123(R) permits public companies to adopt its requirements using one of two methods:

  A "Modified Prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remains unvested on the effective date.
  A "Modified Retrospective" method which includes the requirements of the modified prospective method described above but also permits entities to restate, based on the amounts previously recognized under Statement 123 for purpose of pro-forma disclosure, all periods presented.

We have adopted Statement 123(R) using the modified prospective method.

We are unable to estimate the future impact that Statement 123(R) will have on our financial position, results of operations or cash flows due to unknown events, such as the type and number of share-based payments that will be granted, their terms, and their vesting periods.

In March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"). SAB-107 provides the SEC staff's position regarding the application of Statement 123(R), which contains interpretive guidance related to the interaction between Statement 123R and certain SEC rules and regulations, and also provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB 107 highlights the importance of disclosures made related to the accounting for share-based payment transactions.

DESCRIPTION OF PROPERTY

Our principal offices are located at Suite 2300, 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2. Our telephone number at our principal office is (604) 601-8366. Our fax number is (604) 408-8893. We lease our office space at this location on a month-to-month basis at a rental rate of approximately $1,000 per month. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

In addition to our principal offices in Vancouver, British Columbia, our wholly-owned subsidiary, SCRN Properties Ltd. maintains an office c/o Orlando Rionda, Radio Santiago del Estero 3051, Salta, Argentina, CP4400 Argentina. Our subsidiary’s telephone number in Argentina is 0054-387-424-8651. Our subsidiary does not have a fax number in Argentina.

Mineral Properties

Our wholly-owned subsidiary company, SCRN Properties Ltd., owns interests in three mineral properties located in the Rio Negro and Santa Cruz provinces of Argentina and has agreed to purchase an option to acquire a fourth mineral property in Santa Cruz province. In addition, our company owns interests in a fifth mineral property located near the City of Revelstoke, in British Columbia, Canada. To date, we have concentrated the bulk of our exploration efforts and expenditures on the Pinguino property, which is the property located in the Santa Cruz province of Argentina on which we have agreed to purchase an option. During the next 12 months, we intend to continue to focus our efforts primarily on this property.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, including the Pinguino Property, or that we will be able to identify any mineral resource on any of these properties that can be developed profitably. Even if we do discover commercially exploitable levels of mineral resources on any of our properties, which is unlikely, there can be no assurance that we will be able to enter into commercial production of our mineral properties.

The following is a brief description of each of our mineral properties:

Pinguino

Acquisition:

We agreed to purchase an option to purchase the Pinguino property in a mineral property option agreement dated February 24, 2004 between our company and Christopher Dyakowski, who was then our President, Secretary, Treasurer and a member of our board of directors. The purchase price for the option was approximately $393,500 ($450,000 CAD) payable in five installments as follows:

  approximately $43,710 (CAD$50,000), paid on July 1, 2004;
  approximately $65,565 (CAD$75,000), paid September 9, 2005;
  approximately $87,420 (CAD$100,000), paid on July 1, 2006;
  approximately $87,420 (CAD$100,000) due on or before July 1, 2007; and
  approximately $109,275 (CAD$125,000) due on or before July 1, 2008.

When we have finished paying all of these installments, the option will be deemed to have been exercised and we will own the Pinguino property subject to a 2% net smelter returns royalty in favor of Mr. Dyakowski. We will have the right to purchase one half of Mr. Dyakowski’s net smelter returns royalty from the Pinguino property for the sum of approximately $874,200 (CAD$1,000,000) and all of it for the sum of approximately $1,748,400 (CAD$2,000,000). For administrative convenience, title to all of the claims comprising the Pinguino property has been transferred to our subsidiary, SCRN Properties Ltd. In addition, during the term of the option agreement, our company has the sole and exclusive right to possess, explore and exploit the Pinguino property. During this period, we also have the obligation to maintain the mineral claims comprising the Pinguino property in good standing.

Location:

The Pinguino property is located in southern Argentina in the north-central part of the Province of Santa Cruz, centered at longitude 68o 34’ West and latitude 48o 00’ South.

Description of Mineral Claims:

The Pinguino Property consists of one cateo that covers a total of 10,000 hectares. The cateo overlaps 30 vein pertenencias and one “Manifestacion de Descubrimiento”, extending 36 kilometers east-west and 19 kilometers north-south. These mineral interests are as follows:

Property Name	Expediente No.	Registered	Claim Type	Size
	(File No.)	Holder		(Hectares)
Pinguino	406.876/03	SCRN Properties Ltd.	Cateo	10,000
Pinguino	414.409/CID/00	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,500

Pertinencias 1 to 30	Described by Gauss Kruger Coordinates	SCRN Properties Ltd.	Pertinencias	180

There are no maintenance fees to be paid on a cateo or on a Manifestacion de Descubrimiento, but there are fees charged semi-annually (i.e., every six months) to maintain a pertinencia. We are current in payment of any maintenance fees on our Pinguino property.

Prior Work:

The only historical exploration at the Pinguino property was done by Minera Mincorp between 1994 and 1996 in essentially the same area called the Cerro Léon Project. We are advised that their work included a reconnaissance geochemical lag samples, 196 kilometers² of geological mapping, excavation and sampling of 155 trenches totaling 1,543 meters along the silicified veins. In addition, 18 HQ diamond drill holes (1,032 m total) drilled along the principal vein on the property (known as the “Marta vein”) and other veins returned values somewhat lower than the surface results and with higher silver values locally. Minera Mincorp ceased work on the project in 1996. The data and core are at the Cerro Vanguardia minesite, which we do not own or have any right to, and have not been made available to our company.

Christopher Dyakowski acquired the Pinguino property in 1998 and, in 2000, optioned it to High American Gold Inc., a junior exploration company operating in Argentina. High American Gold conducted a short property exam and approached Minera Mincorp to negotiate a joint venture and in return acquired copies of the work carried out on the Pinguino Property by Minera Mincorp. High American subsequently defaulted on its option payments to Mr. Dyakowski and returned the Pinguino property to him, together with copies of all their data.

Our Work on the Pinguino Property to Date:

During 2004 we engaged in preliminary exploration activities at our Pinguino property. These preliminary exploration activities consisted primarily of prospecting, soil sampling, trenching and trench sampling and IP geophysics. In early 2005, we initiated our first drill program on the best known vein system on the property, known as the Marta vein. This drill program consisted of 45 short drill holes for a total of 3,010 meters, testing the near-surface targets that were largely determined by previous trenching results.

We focused our drilling efforts on selected areas along the Marta vein based upon anomalous results from surface trenching. Analytical results returned a number of intervals of anomalous silver-gold mineralization contained in epithermal veins hosted by sedimentary rocks of the Roca Blanca formation. With an average length of approximately 75 meters, many of these holes tested the oxidized portion of the vein systems. The estimated depth of oxidation appears to be approximately 35-40 meters below surface.

In March 2006, we undertook a second drill program on the Pinguino property. We continued to focus on the Marta vein system, much of which remained untested from the previous drilling. The method of drill target definition in this drilling was different than previous drilling in that geophysical anomalies along the Marta trend were tested. Again, a number of mineralized silver-gold intervals were discovered in the northern part of the Marta vein but, in the southern portion, two drill holes intersected into a substructure of the main Marta vein that revealed high base metal, silver, gold and indium values. Other drill holes in the adjacent Yvonne vein also showed a high sulphide content and anomalous base, precious and indium values over significant widths.

A followup drill program, consisting of 30 holes for a total of 3000 meters was completed in mid-January 2007. We focused on the central part of the Marta vein system, in which approximately 500 meters of the approximate 700 meter mapped strike length was tested by shallow drill holes. A small number of holes were also drilled in Yvonne. Complete analytical results have not yet been received for this drilling but visual report from geological logging of core indicated intervals of sphalerite, pyrite, and galena in the first four holes.

The use of IP geophysics and specific chargeability anomalies has proved to be a much better targeting method than previously thought when the initial geological impression was of a low-sulphidation epithermal model. The high concentrations of sulphides in a central core zone surrounded by disseminated and veinlet mineralization provides an excellent target for this type of geophysical method.

Mapping has indicated approximately 60 kilometers of epithermal veins and vein-breccias on the property. Very few of these have been sufficiently tested and sampled with work completed to date. The geophysical coverage completed on the Marta vein in 2004 is currently being supplemented by additional grid coverage on new veins.

There can be no assurance that future exploration will reveal any significant amounts of gold or other minerals in quantities sufficient to justify development of a mine or the conduct of mining operations.

Regional Geology

The Pinguino property is located in the Patagonia region of southern Argentina in a physiographic province referred to as the Deseado Massif. This area is in part underlain by continental Jurassic felsic ignimbrites, megabreccias, pyroclastic flows, tuffs and volcanic flows. Local stratigraphy is comprised of Roca Blanca (Lower Jurassic) and Bajo Pobre (Mid-Jurassic).

The mineralization discovered to date on the Pinguino Property can be classified into two models of epithermal mineralization. In the northern part of the Marta vein, quartz-adularia-sericite gold-silver epithermal mineralization in a strongly northwest trending structural zone conforms in many respects to the model for a low-sulphidation precious metal occurrence. In the southern part of the Pinguino property, specifically in Marta Centro and Yvonne, the high sulphide base metal mineralization and the numerous occurrences of vein and sulphide brecciation appear to indicate a mineralizing system driven from below by a possible intrusive source within that same northwest trending structural zone. Within the property boundaries oblong airborne magnetic anomalies, seen in Santa Cruz provincial airborne magnetic data, in the vicinity of high sulphide mineralization drill intersections appear to support that theory.

Property Geology

The main Pinguino vein system is an argillic altered, silicified system that is moderately resistant to weathering and is exposed up to 10 meters, relative to the flat surrounding land. Silicification and disseminated-veinlet mineralization can also be tens of meters in width. In total, the main Marta vein is exposed over a strike length of six kilometers but numerous subsidiary parallel and conjugate veins are known and total approximately 60 kilometers in combined strike length. Rusty weathering gossan or hematite is found in conjunction with some sections of the mineralized system. As well, colloform, banded silica and open space fillings are exposed in surface trenches and weathered insitu.

Physiography

The property is located in the Sub-Andean Patagonia geographical region, which lies south of Rio Colorado, east of the Andes Mountains to the Atlantic Ocean, and south to the Straits of Magellan in southern Argentina. Patagonia includes the provinces of Neuquén, Rio Negro, Chubut, and Santa Cruz.

The topography is flat to undulating plateaus cut by small, frequently dry streams and dotted with closed basins holding temporary lakes and springs. The average elevation of the property is approximately 400 meters above mean sea level.

Vegetation is typically stunted with hardy shrubs, low trees, and hardy grasses suited for the semi-desert climate. Animals include herds of guanco (an American camel), flocks of ñandu (an American ostrich), mountain lion, rabbit or hare, red fox, several flightless birds, and a variety of migrant birds.

Accessibility

National Route 3 is the major paved provincial highway in southeastern Argentina. It parallels the Atlantic coast and connects the major regional centers Comodoro Rivadavia and Rio Gallegos. Both centers are served by daily flights from Buenos Aires. The nearest city to the property, Puerto San Julian is located on the Atlantic coast 160 kilometers southeast of the property. It is 250 kilometers south of Comodoro Rivadavia and 400 kilometers north of Rio Gallegos along National Route 3.

Vehicle access to the property is via National Route 3 to the village of Tres Cerros, which is about 140 kilometers north of Puerto San Julian. The graveled (ripio) Provincial Route 87 goes west from Tres Cerros for 40 kilometers where it meets Provincial Route 75 that heads northwest for 21 kilometers. The local road turns north for 16 kilometers to the estancia El Piche. A single lane gravel road continues another 12 kilometers west to give access to the project area. Within the property, gravel and dirt roads provide good access to most areas of the property. In winter or during infrequent rainstorms, four-wheel drive is necessary.

The property covers several estancias (sheep ranches), some abandoned, located in the central part of Santa Cruz Province, particularly El Piche.

Infrastructure

There are no nearby power lines or telecommunication lines. A natural gas transmission line is located within 65 kilometers east of the property, passing just west of Puerto San Julian. The main economic activity is sheep farming. The Cerro Vanguardia gold and silver mine and mill site, operated by a subsidiary of Anglo Gold, is located approximately 48 kilometers southeast from the center of the Pinguino property. The technical college at Puerto San Julian has introduced technical training for the mining industry to increase the capacity of the local workforce.

Budget

We estimate that our proposed exploration program on the Pinguino property will cost approximately $422,000 over the 12 month period ending February 28, 2008, including the option payment due on or before July 7, 2007. Our goal during this period will be the expansion of geophysical coverage on the property and continued drill testing of geophysical anomalies along the Marta vein and subsidiary veins. Our success to date in correlating geophysical anomalies with high sulphide base metal mineralization is encouraging as we plan future exploration work.

There are no known reserves on the Pinguino property and any proposed program by us is exploratory in nature. We have not conducted any significant exploration activities on the Pinguino property. We plan to review these mineral claims and, if warranted, undertake further exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in the Pinguino property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Santa Cruz Properties

Acquisition

We own interests in 15 additional mineral claims in the Santa Cruz Province of Argentina that form two groups, or properties. We refer to one of these groups of mineral claims, consisting of 10 claims, as the “Santa Cruz” properties. We refer to the remaining five mineral claims as the “El Condor” property. These claims collectively cover approximately 55,027 hectares.

The Santa Cruz Properties are described as follows:

Property Name	Expediente No.	Registered Holder	Claim Type	Size
	(File No.)			(Hectares)
Diamante 1	407.929/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,900
Diamante 2	407.928/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,850
CV Norte	407.935/03	SCRN Properties Ltd.	Cateo	6,355
CV 1	407.931/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,000
CV2	407.930/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,000
CV 3	407.932/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,000
La Leona	407.220/03	SCRN Properties Ltd.	Cateo	6,800
Cerro Contreras	407.182/03	SCRN Properties Ltd.	Cateo	9,750
Nuevo Oro 1	407.933/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,903
Nuevo Oro 2	407.934/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,951

The Diamante 2, CV Norte, CV 1, CV 3, La Leona, Cerro Contreras, and Nuevo Oro 1 and Nuevo Oro 2 were acquired by us pursuant to the terms of a mineral property acquisition agreement dated February 24, 2004 between us and Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary and a former director. We refer to this group of claims as the “Dyakowski property”.

As consideration for the Dyakowski property, we issued to Mr. Dyakowski, subject to escrow and return to treasury conditions, a total of 833,333 shares of our common stock. As the result of a March 15, 2004 share dividend, these 833,333 shares were increased to 2,499,999 shares. Under the agreement, these shares were to be returned to treasury if we did not commence work on the Dyakowski property, the Pinguino property and a third property (see discussion of the SCRN property, below) on or before April 30, 2004. As we commenced our work program prior to April 30, 2004, these 2,499,999 shares were not returned to treasury at that time. Under the agreement, these shares were to continue to be held in escrow and released to Mr. Dyakowski, if at all, in installments over a period of time and upon the occurrence of certain events. These escrow provisions were subsequently deleted, and the number of shares to be released to Mr. Dyakowski was reduced, pursuant to the terms of a Restated Amendment to Mineral Property Acquisition Agreements dated as of August 8, 2005. This Restated Amendment is described below, at page 49.

We acquired the Diamante 1 and CV2 Manifestacions de Descubrimiento pursuant to a mineral property acquisition agreement dated February 20, 2004 with Storm Cat Energy Corp., whereby we also acquired three additional manifestations of discovery located in the Rio Negro Province of Argentina and discussed at page 48, below, under the heading “Rio Negro Properties”. We paid to Storm Cat Energy Corp. the sum of approximately $7,528 for all of these manifestations of discovery. At the time of this acquisition in February, 2004, Storm Cat Energy Corp. was an affiliate of Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary and director.

Our El Condor property is described as follows:

Property Name	Expediente No. (File No.)	Registered Holder	Claim Type	Size (Hectares)
El Condor	406877/CID/03	SCRN Properties Ltd.	Cateo	10,000
Condor Manifestacion de Descubrimiento (1)	414.085/Palacios/00	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,500
Condor Pertinencia 1 (2)	N/A	SCRN Properties Ltd.	Pertinencias	6
Condor Pertinencia 2 (2)	N/A	SCRN Properties Ltd.	Pertinencias	6
Condor Pertinencia 3 (2)	N/A	SCRN Properties Ltd.	Pertinencias	6

(1)	Contained within the area of the Condor manifestacion de descubrimiento and the El Condor cateo.

(2)	Contained within the area of the El Condor cateo.

We acquired the El Condor property pursuant to a mineral property acquisition agreement dated February 20, 2004 between our company and San Telmo Energy Ltd. As consideration for the Condor property we paid to San Telmo Energy Ltd. the sum of approximately $7,528. The Condor property is subject to a 2% net smelter returns royalty in favor of San Telmo Energy Ltd. We have the right to repurchase one half of this royalty for approximately $874,200 (CAD$1,000,000) and all of this royalty for approximately $1,748,000 (CAD$2,000,000). At the time of this acquisition in February, 2004, San Telmo Energy Ltd. was an affiliate of Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary and director.

There are no maintenance fees to be paid on a cateo or on a manifestation of discovery, but there are semi-annual fees charged to maintain a pertinencia. We are current in the payment of all maintenance fees on that portion of our El Condor property comprised of pertinencias.

There are no known commercially viable mineral resources (known as a ‘reserve’) on our Santa Cruz property or our El Condor property. Any proposed program by us is exploratory in nature and we have not conducted any significant exploration activities on these properties. We plan to review these mineral claims and, if warranted, undertake further exploration activities but we cannot give any assurance that either of these properties will warrant further exploration activities.

Access

Access to our Santa Cruz and El Condor properties can be initiated from Rio Gallegos, the capitol of Santa Cruz province, heading north by road for approximately six hours to the community of Tres Cerro. From there, a moderate amount of off-road travel is required to access the properties. Relatively gentle terrain allows easy off-road travel.

In May, 2004 we conducted reconnaissance prospecting and limited soil sampling and geophysics on the El Condor property. Historical results showed indications of visible gold within a small area and the exploration program was directed to expand the area of potential mineralization through geochemical and geophysical means. The anomalous geochemistry was spotty and did not show a coherent pattern. Geophysics showed an extension of the resistive material to depth. No further work has been carried out on El Condor.

On the Santa Cruz property, we have focused on reconnaissance prospecting, which we have conducted simultaneously with the drill program on our Pinguino property. Truck-based prospecting covered a number of properties and rock samples were collected in a number of prospective sites. A number of these samples have returned anomalous gold values but further work is warranted. No significant field work has been conducted on these Manifestacions de Descubrimiento.

History

A cateo covering the Condor property was originally registered by Mr. Dyakowski as bare trustee for San Telmo Energy Ltd. in November 1998. In early 1999 San Telmo Energy Ltd. conducted a minor work program on the property consisting of general prospecting and grab sampling. In 2000 San Telmo Energy Ltd. filed the Condor manifestacion de descubrimiento and, in 2003, it surveyed and filed the Condor Pertinencias 1, 2 and 3 and re-filed the El Condor cateo.

Regional Geology

Our Santa Cruz properties are located in the Patagonia region of southern Argentina in a physiographic province referred to as the Deseado Massif. This area is in part underlain by continental Jurassic felsic ignimbrites, megabreccias, pyroclastic flows, tuffs and volcanic flows. Local stratigraphy is comprised of Roca Blanca (Lower Jurassic), Bajo Pobre (Mid-Jurassic) and Chon Aike (Mid-Upper Jurassic).

Budget

We estimate that preliminary exploration programs on our Santa Cruz properties will cost approximately $22,000 with the goal of determining whether subsequent exploration is warranted. This proposed preliminary exploration program may include prospecting of northwest-trending lineaments together with geological mapping, soils and magnetometer surveys.

There are no known reserves on our Santa Cruz properties and any proposed program by us is exploratory in nature. We have not conducted any significant exploration activities on our Santa Cruz properties. We plan to review these mineral claims and, if warranted, undertake exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our Santa Cruz properties until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Rio Negro Properties

Acquisition and Location

We own interests in three cateos and 15 manifestations of discovery located in the Los Menucos epithermal gold district of Rio Negro province. These Rio Negro properties cover 68,799 hectares and are described as follows:

Property Name	Expediente No. (File No.)	Registered Holder	Claim Type	Size (Hectares)
Catre 1	28.020-M-2.003	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,906
Catre 2	28.030-M-2.003	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,940
Mochas 1	28.044-03	SCRN Properties Ltd.	Cateo	9,450
Mochas 2	28.044-03	SCRN Properties Ltd.	Cateo	9,959
Mochas 3	28.046-03	SCRN Properties Ltd.	Cateo	9,877
Pilquin 1	28.031-M-2003	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,475
Pilquin 2	28.032-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,000
Pilquin 3	28.033-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,000
Pilquin 4	28.034-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,950
Pilquin 5	28.035-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,950
Pilquin 6	28.036-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,999
Pilquin 7	28.037-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,880
Pilquin 8	28.038-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,959
Pilquin 9	28.039-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,999
Pilquin 10	28.040-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,730

Property Name	Expediente No. (File No.)	Registered Holder	Claim Type	Size (Hectares)
Pilquin 11	28.041-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,840
Pilquin 12	28.042-M-2003	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,920
Pilquin 13	28.043-M-2003	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,965

The Catre 1 and Catre 2, Pilquin 2 and 3, and Pilquin 4 through 11 Manifestacion de Descubrimiento and the Mochas Cateos, which we have sometimes referred to collectively as the “SCRN property”, belong to SCRN Properties Ltd. We acquired all of the issued and outstanding shares of SCRN Properties Ltd., pursuant to the terms of a share purchase agreement dated February 24, 2004 with Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary and director. Under this share purchase agreement, Mr. Dyakowski sold to our company all of the issued and outstanding shares of SCRN Properties Ltd. in exchange for a total of 833,333 shares of our common stock, which we issued to Mr. Dyakowski subject to escrow and return-to-treasury conditions. As the result of a March 15, 2004 share dividend, these 833,333 shares were increased to 2,499,999 shares. Under the agreement, these shares were to be returned to treasury if we did not commence work on the Dyakowski property, the Pinguino property or the SCRN property on or before April 30, 2004. As we commenced our work program prior to April 30, 2004, these 2,499,999 shares were not returned to treasury at that time. Under the agreement, these shares were to continue to be held in escrow and released to Mr. Dyakowski, if at all, in installments over a period of time and upon the occurrence of certain events. These escrow provisions were subsequently deleted, and the number of shares to be released to Mr. Dyakowski was reduced, pursuant to the terms of a Restated Amendment to Mineral Property Acquisition Agreements dated as of August 8, 2005.

On June 30, 2005, we entered into an amending agreement with Christopher Dyakowski whereby we amended the mineral property acquisition agreement dated as of February 24, 2004 pertaining to the Dyakowski properties, the share purchase agreement dated as of February 24, 2004 pertaining to the acquisition of all of the issued and outstanding shares of SCRN Properties Ltd., and an Escrow Agreement dated as of March 4, 2004. This amending agreement was restated August 8, 2005. In the restated amending agreement we agreed to release the 4,999,998 common shares of our company that were being held in escrow pursuant to the SCRN share purchase agreement and the Dyakowski mineral property acquisition agreement (each as to 2,499,999 common shares). Under the terms of the release, 4,749,998 of these shares were released to our company for cancellation, and the balance of 250,000 shares were released to Mr. Dyakowski as payment in full for the transfer of the Dyakowski property mineral claims and the shares of SCRN Properties Ltd. Under the amending agreement, Mr. Dyakowski continued to be responsible to complete the registration of legal title to all of the mineral properties in the name of our wholly-owned subsidiary, SCRN Properties Ltd.

The Pilquin 1, 12 and 13 manifestations of discovery were acquired pursuant to our mineral property acquisition agreement dated February 20, 2004 with Storm Cat Energy Corp., discussed above, at page 46, in which we also acquired two additional manifestations of discovery located in Santa Cruz province.

The cateos and manifestations of discovery comprising our Rio Negro properties are registered in the name of our wholly-owned subsidiary, SCRN Properties Ltd. There are no maintenance fees to be paid on a cateo or on a manifestation of discovery.

There are no known reserves on our Rio Negro properties and any proposed program by us is exploratory in nature.

Access

Our Rio Negro properties can be accessed from Viedma, the capitol of the Rio Negro province, which is approximately 450 kilometers to the east or from Neuquen, approximately 300 kilometers to the north. Well-maintained provincial highways access the community of Los Menucos, which is located in the heart of our Rio Negro properties.

Our Work on the Rio Negro Properties to Date

During regional prospecting of our SCRN property, we discovered two new epithermal-style veins located on the claim described as Pilquin 9, with each being 1,640 feet (500 meters) in length. Quartz vein breccia, crustiform quartz layers and chalcedonic quartz were evident. One vein had a strike length of approximately 1.5 kilometers and seven grab meters with samples were taken over that distance to test the vein. Gold values ranged from a low of 3.3 ppb to a high of 58.5 parts per billion (ppb) silver. Silver values ranged from a low of 259 ppb to a high of 1401 parts per billion. The second vein had a strike length of approximately 870 meters with six samples collected over that distance. Gold values within these samples ranged from a low of 8.7 parts per billion to a high of 71.2 parts per billion. Silver values ranged from 583 parts per billion to a high of 6656 parts per billion.

We have conducted a preliminary property examination of the Rio Negro properties, carrying out reconnaissance prospecting and sampling on a large part of the claim group. This was likely the first concerted ground-based exploration program on the properties and was largely truck-based prospecting because of the large distances involved. Significantly, a large area of hydrothermal alteration was discovered using this method and anomalous gold values were found in rock grab samples of vein material in place.

Follow-up prospecting and mapping expanded the area of anomalous gold values to another distinct zone and an extensive system of epithermal quartz veins was mapped out. A program of detailed soil sampling was carried out over an area covering the know mineralization and extending into other areas of overburden cover. A number of anomalous zones were discovered but have yet to be followed up.

Regional Geology

The Los Menucos district has significant concentrations of advanced argillic-altered Choiyoy-age ignimbrites and rhyolites. The most favourable rocks for mineralization in the Somuncura Massif region of Rio Negro appear to be the PermoTriassic Choiyoy Formation and equivalents, which are intruded by younger plutons that are Tertiary and likely Miocene in age. In addition to the epithermal targets, the Choiyoy volcanic rocks have the potential to host porphyry copper-gold mineralization.

Numerous kaolin deposits in the Los Menucos area which are being exploited for ceramic quality “china” clay, are believed to be related to a strong northeast trend seen on remote sensing images. Much of this alteration may be related to the intrusion of Permian rhyolite domes or other intrusive bodies below the altered areas.

Budget

We estimate that preliminary exploration programs on our Rio Negro property will cost approximately $10,000 with the goal of determining whether subsequent exploration is warranted. This proposed preliminary exploration program may include prospecting of northwest trending lineaments together with geological mapping, soils and magnetometer surveys and is currently being deferred pending results of our exploration work on the Pinguino property.

There are no known reserves on our Rio Negro property and any proposed program by us is exploratory in nature. We have not conducted any significant exploration activities on our Rio Negro property. We plan to review these mineral claims and, if warranted, undertake exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our Rio Negro property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

British Columbia Properties:

On March 31, 2006, we acquired five mineral tenures located near the headwaters of Ruddock Creek in the Revelstoke area of British Columbia for the sum of approximately $920 (CAD$1,053). The headwaters of Ruddock Creek are located in the Scrip Range of the Monashee Mountains in southeast British Columbia, approximately 100 kilometers north northwest of Revelstoke. Our five mineral tenures cover approximately 2,501.089 hectares, or 6,180 acres, of extremely mountainous terrain. We have not yet defined an exploration program for this property.

During the 12 months ending February 28, 2008, we intend to focus our exploration activities almost entirely on our Pinguino property. We will require a minimum of approximately $815,000 to proceed with our plan of operation over the next 12 months, exclusive of any acquisition or development costs but including administrative and exploration costs. In addition, we may have to repay up to $1,622,000 in principal and interest that we owe during the next 12 months. We had cash in the amount of $296,961 and a working capital deficit in the amount of $1,424,006 as of October 31, 2006. Since November 1, 2006, we have raised $1,435,700. We do not believe that we will have sufficient working capital to enable us to carry out our stated plan of operation for the next 12 months. We plan to raise any required funds through private placement sales of our common stock but we do not currently have any arrangements in place for the completion of any private placement financings and there can be no assurance that we will be successful in completing any private placement financings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 4, 2004, we closed on five separate agreements pursuant to which we acquired interests in certain mineral claims located in the Santa Cruz and Rio Negro Provinces of the Republic of Argentina from Mr. Dyakowski and his affiliates. The specific agreements are described under the section "Mineral Properties" above.

On February 12, 2005, we entered into a consulting agreement with Kenneth Hicks, wherein Mr. Hicks was appointed our Vice President (Exploration) and as a director for a term of one year. We agreed to pay to Mr. Hicks approximately $7,684 (CAD$9,000) per month. Mr. Hicks is required to devote substantially all of his time to our business. On May 26, 2005, Mr. Hicks was appointed our President. Our agreement with Mr. Hicks was renewed March 15, 2006 for one additional year.

In March of 2006, we entered into a written consulting agreement with Hamish Malkin dated as of November 1, 2005. This written agreement confirmed the terms of our oral agreement with Mr. Malkin dated on or about November 1, 2005, whereby he agreed to act as our Chief Financial Officer and we agreed to pay him a consulting fee of approximately $1,024 (CAD $1,200) per month during the months of November and December of 2005 and a consulting fee of approximately $2,134 (CAD $2,500) per month for each month during calendar year 2006. In this agreement, we also agreed to grant to grant to Mr. Malkin option to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $0.25 per share.

On July 1, 2006, we received a loan in the amount of approximately $90,410 (CAD$100,000) from our president, Kenneth Hicks. The loan bears an interest rate of six percent (6%) per annum. This promissory note is payable on demand.

Except as disclosed in the preceding discussion, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock were initially approved for quotation on the OTC-BB under the name “Delbrook Corporation” under the symbol, DBRK. On March 14, 2004 our stock symbol was changed to AGXM upon our change of name to “Argentex Mining Corporation”. On March 17, 2004 our shares of common stock were also listed for trading on the Frankfurt Stock Exchange under the symbol “DEB” , ISIN US04012E1073. The following quotations obtained from Stockwatch.com reflect the high and low bids for our common stock on the OTC-BB based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended(1)	High	Low
January 31, 2005	$0.75	$0.46
April 30, 2005	$0.74	$0.40
July 31, 2005	$0.65	$0.30
October 31, 2005	$0.51	$0.30
January 31, 2006	$0.65	$0.17
April 30, 2006	$1.75	$0.54
July 31, 2006	$1.68	$0.92
October 31, 2006	$1.38	$1.11
January 31, 2007	$1.81	$1.23

(1) The quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

(2) These prices have been adjusted to reflect a two-for-one stock dividend on March 17, 2004.

Our common shares are issued in registered form. Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501 (Telephone: 775.322.0626; Facsimile: 775.322.5623) is the registrar and transfer agent for our common shares.

On February 28, 2007, the shareholders’ list for our common shares showed 69 registered shareholders and 21,127,443 common shares outstanding.

On March 17, 2004, we declared a two-for-one stock dividend of our common stock. We have not declared any further dividends on our common stock. There is no restriction in our Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the foreseeable future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

DIVIDEND POLICY

On March 17, 2004, we declared a two-for-one stock dividend of our common stock. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned by our President and any of our other most highly compensated executive officers whose aggregate salary and bonus for the fiscal year ended January 31, 2006 was in excess of $100,000 (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year Ended				Long Term Compensation			All Other Compen- sation
		Annual Compensation			Awards		Payouts
		Salary	Bonus	Other Annual Compen- sation	Securities Underlying Options/ SAR's Granted	Restricted Stock Awards	LTIP Pay- outs
Kenneth Hicks Chairman of the Board, President, Secretary and Treasurer	2006 2005 2004	$Nil $Nil $Nil	Nil 35,000 Nil	102,000 64,319 Nil	1,000,000(1)(2) Nil Nil	Nil 200,000 Nil	Nil Nil Nil	Nil Nil Nil
Christopher Dyakowski(3) former President, Chief Executive Officer, Chief Financial Officer and Secretary	2006 2005 2004	$Nil $Nil $Nil	Nil Nil Nil	17,484 42,642 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)

Mr. Hicks was granted 500,000 options on July 5, 2005 at an exercise price of $0.10 expiring on June 26, 2015. On July 5, 2005, Mr. Hicks was granted 500,000 options at an exercise price of $0.50 expiring on June 26, 2015. On December 31, 2005, the board of directors approved an amendment to the exercise price for all of these options granted to Mr. Hicks. The options are now exercisable at $0.25. Pursuant to a written consulting agreement dated February 11, 2004, we pay to Mr. Hicks a monthly consulting fee of CAD$9,000. The options will become exercisable in four equal annual instalments of 25% of the shares covered by the options. The first instalment of the options will be exercisable on the six-month anniversary of the date the options were granted. An additional 25% of such options will become exercisable on each of the three successive 12 month periods following the initial vesting date. The instalments are cumulative (i.e., the options may be exercised, as to any or all shares covered by an instalment, at any time or times after an instalment becomes exercisable and until expiration or termination of the options).

(2)

This amount does not include stock options granted to Mr. Hicks after the year ended January 31, 2006. On February 7, 2006, Mr. Hicks was granted 200,000 stock options at an exercise price of $0.49 expiring on February 7, 2011.

(3)	Mr. Dyakowski resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary and Director, effective June 1, 2005.

Option/SAR Grants

OPTION GRANTS IN THE LAST FISCAL YEAR

The following table sets forth certain information regarding stock options granted to our Named Executive Officers during our fiscal year ended January 31, 2006:

Name	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Kenneth Hicks	1,000,000(1)	70.42%	$0.25	June 26, 2015
Hamish Malkin	200,000	14.08%	$0.25	December 13, 2009
Orlando Rionda	50,000(2)	3.52%	$0.25	June 26, 2010

(1)

This amount does not include stock options granted to Mr. Hicks after the year ended January 31, 2006. On February 7, 2006, Mr. Hicks was granted 200,000 stock options at an exercise price of $0.49 expiring on February 7, 2011.

(2)

This amount does not include stock options granted to Mr. Rionda after the year ended January 31, 2006. On March 10, 2006, Mr. Rionda was granted 50,000 stock options at an exercise price of $0.62 expiring on March 10, 2010.

AGGREGATE OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

The following table provides certain information with respect to our Named Executive Officers concerning the exercise of options during 2005 and unexercised options held by them at the end of the year.

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 31, 2006 (#)		Value of Unexercised In-the- Money Options at December 31, 2005 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth Hicks	Nil(1)	Nil	716,666	483,334	$78,833	$53,166
Hamish Malkin	Nil	Nil	20,000	180,000	$2,200	$19,800
Orlando Rionda	Nil	Nil	10,000	40,000	$1,100	$4,400

(1)

This amount does not include stock options exercised by Mr. Hicks after the year ended January 31, 2006. On May 5, 2006, Mr. Hicks exercised 200,000 stock options at an exercise price of $0.25. Mr. Hicks has not yet realized any value on the exercise of these options.

REPRICING OF OPTIONS/SARS

During the year ended January 31, 2006 our board of directors resolved to reduce the exercise price of the outstanding stock options granted to the directors, employees and consultants of our company under our 2005 Stock Option Plan as follows:

Name of Optionee	Date of Option	Number of Shares Under Option	Original Exercise Price (U.S.)	Expiry Date	Amended Exercise Price (U.S.)	Amended Vesting Terms
Kenneth Hicks	July 5, 2005 July 5, 2005	500,000 500,000	$0.10 $0.50	June 26, 2015 June 26, 2015	$0.25 $0.25	Immediately 1/3 per year over three years
Colin Godwin	July 5, 2005	100,000	$0.50	June 26, 2015	$0.25	10,000 immediately, 45,000 per year over two years
Orlando Rionda	June 27, 2005	50,000	$0.50	June 26, 2010	$0.25	5,000 immediately, 22,500 per year over two years

Directors Compensation

Directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director. We have not determined what such fixed sum may be, if any. No payment precludes any director from serving our company in any other capacity and being compensated for the service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings, should we elect to do so in the future.

Employment/Consulting Agreements

On February 12, 2005, we entered into a management agreement with Christopher Dyakowski, wherein Mr. Dyakowski was appointed our President, Chief Executive Officer, Chief Financial Officer and Secretary and as a director for a term of six months. We agreed to pay to Mr. Dyakowski approximately $4,269 (CAD$5,000) per month. Effective June 1, 2005, Mr. Dyakowski resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary and director and the management agreement was terminated.

On February 12, 2005, we entered into a consulting agreement with Kenneth Hicks, wherein Mr. Hicks was appointed our Vice President (Exploration) and as a director for a term of one year. We agreed to pay to Mr. Hicks CAD$9,000 per month. Mr. Hicks was required to devote substantially all of his time to our business. On May 26, 2005, Mr. Hicks was appointed our President. Our agreement with Mr. Hicks was renewed March 15, 2006 for one additional year.

In March of 2006, we entered into a written consulting agreement with Hamish Malkin dated as of November 1, 2005. This written agreement confirmed the terms of our oral agreement with Mr. Malkin dated on or about November 1, 2005, whereby he agreed to act as our Chief Financial Officer and we agreed to pay him a consulting fee of approximately $1,024 (CAD $1,200) per month during the months of November and December of 2005 and a consulting fee of approximately $2,134 (CAD $2,500) per month for each month during calendar year 2006. In this agreement, we also agreed to grant to grant to Mr. Malkin option to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $0.25 per share.

We have an oral agreement with our bookkeeper, Jie Fang, pursuant to which Ms. Fang keeps our accounting records on an as-needed basis at an hourly rate of approximately $26 (CAD $30) per hour

We also have an oral consulting agreement with Diego Guido, a geologist who serves as our Senior Technical Advisor in Argentina. He supervises the geological aspects of data compilation, interpretation and design of exploration programs for detail mapping, reconnaissance exploration and drill targeting on an ‘as-required’ basis. We pay our Senior Technical Advisor at a daily rate for time spent.

Our subsidiary, SCRN Properties Ltd., employs Orlando Rionda, as its full-time legal representative in Argentina. Mr. Rionda performs administrative tasks on a full-time basis and looks after our local claims management, accounting, field logistical support, legal administration, field staffing and other matters in Argentina. Our subsidiary pays Mr. Rionda at a rate of $75 per day for each day worked in the office and $150 per day for each work day spent in the field.

Stock Option Plan

On February 16, 2005 our board of directors approved the 2005 Incentive Stock Plan, or 2005 Incentive Plan. The purpose of the 2005 Incentive Plan is to (i) retain the services of valued key employees and consultants and to encourage them to acquire a greater proprietary interest in us, thereby strengthening their incentive to achieve the objectives of our stockholders and (ii) serve as an aid and inducement in the hiring of new employees. The 2005 Incentive Plan is administered by our board of directors, provided however, that our board of directors may delegate such administration to the compensation committee.

Stock options become exercisable at dates determined by our board of directors at the time of granting the option and have initial terms of between five and 10 years. Options may be granted only to our directors, officers, employees and consultants as determined by our board of directors. Subject to the terms of the

2005 Incentive Plan, a director, officer, employee or consultant who has been granted an option may, if he or she is otherwise eligible, be granted an additional option.

To provide a flexible and competitive program, the 2005 Incentive Plan awards non-qualified stock options or incentive stock options. We do not receive consideration for the granting of options under this plan, except to the extent that options or shares are granted in return for services as permitted by the 2005 Incentive Plan. The awards are not transferable except by will, by the laws of descent and distribution.

The 2005 Incentive Plan provides for the granting of options for an aggregate of 2,500,000 shares of common stock. Authorized but unissued shares and treasury shares may be made available for issuance under the 2005 Option Plan. In the event of changes affecting our common stock such as the payment of a stock dividend, the declaration of a stock split, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization in which we are the surviving company, our board of directors will make adjustments to awards and shares under the 2005 Incentive Plan.

The exercise price of shares subject to any option must be at least 100% of the fair market value of the shares on the date of grant. The maximum term of any stock option is 10 years from the date the option is granted. The 2005 Incentive Plan shall terminate on February 16, 2015. In the event of a dissolution or liquidation of our company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which we are not the surviving corporation or, if so provided by our board of directors with respect to a particular option in the event of a change of control, all options previously granted and still outstanding, regardless of their terms, will become exercisable.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. Other than the employment agreements and the stock option plans discussed above, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our security holders and will not be doing so on a voluntary basis. From and after the effective date of this registration statement, we will voluntarily file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1.800. SEC.0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Argentex, although material terms of material contracts are disclosed in this prospectus, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC’s public reference room. Please call the SEC at 1.800. SEC.0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Argentex Mining Corporation This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following consolidated financial statements are filed as part of this registration statement:

Report of Independent Registered Public Accounting Firm, dated April 28, 2006

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Changes in Stockholders' Equity (Deficiency)

Consolidated Statements of Cash Flows

Notes to the Consolidated Financial Statements

- F1 -

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2006 AND 2005
(Stated in U.S. Dollars)

- F2 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Directors of
Argentex Mining Corporation
(Formerly Delbrook Corporation)
(An exploration stage company)

We have audited the accompanying consolidated balance sheets of Argentex Mining Corporation. (formerly Delbrook Corporation) (an exploration stage company) as of January 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for each of the two years in the period ended January 31, 2006 and 2005 and for the cumulative period from inception, December 21, 2001 to January 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2006 and the results of its operations and its cash flows for each of the two years in the period ended January 31, 2006 in conformity with United States generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has negative cash flows, has a stockholders’ deficiency and is dependent upon obtaining adequate financing to fulfill its exploration activities. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“Morgan & Company”

April 28, 2006	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1

- F3 -

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	JANUARY 31
	2006	2005

ASSETS

Current
Cash and cash equivalents	$62,647	$304,569
Prepaid expenses	286	35,891

	62,933	340,460

Equipment (Note 5)	2,923	-

	$65,856	$340,460

LIABILITIES

Current
Accounts payable and accrued liabilities	$189,918	$70,901
Convertible promissory note (Note 7)	500,000	500,000
Promissory notes (Note 8)	450,000	-
		-

	1,139,918	570,901

SHAREHOLDERS’ DEFICIENCY

Preferred Stock, 100,000,000 shares authorized with a par value of
$0.001	-	-
Series A convertible, 2,000 shares authorized
(Issued: 2006 – Nil; 2005 –2,000)	-	2
Common Stock, 100,000,000 shares authorized with a par value of $0.001
(Issued: 2006 – 18,398,890; 2005 – 20,259,998)	18,399	20,260
Additional Paid in Capital	2,780,515	2,143,965

Deficit Accumulated During the Exploration Stage	(3,872,976)	(2,394,668)
	(1,074,062)	(230,441)

	$65,856	$340,460

The accompanying notes are an integral part of these financial statements.

- F4 -

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

			CUMULATIVE
			FROM
			INCEPTION
			DECEMBER 21
			2001 TO
	JANUARY 31		JANUARY 31
	2006	2005	2006

Revenue	$-	$-	$-

Expenses
Consulting fees	135,080	154,648	296,528
Depreciation	516	-	516
Investor relations and communication	74,962	1,169,340	1,244,302
Mineral property interests	534,797	745,369	1,295,623
Office and sundry	38,945	47,231	89,200
Rent	12,861	6,569	20,815
Professional fees	114,221	83,512	270,038
Stock-based compensation	164,521	-	164,521
Transfer agent fees	2,745	46,296	51,481
Travel	2,586	39,963	42,549

Loss from operations	(1,081,234)	(2,292,928)	3,475,573

Interest expense (Note 7)	(397,074)	(329)	397,403

Net Loss For The Year	$(1,478,308)	$(2,293,257)	$(3,872,976)

Net Loss Per Share, basic and diluted	$(0.07)	$(0.16)

Weighted Average Number of Common Shares
Outstanding	20,276,666	14,571,890

The accompanying notes are an integral part of these financial statements.

- F5 -

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

			CUMULATIVE
			FROM
			INCEPTION
			DECEMBER 21,
	YEARS ENDED		2001 to
	JANUARY 31,		JANUARY 31,
	2006	2005	2006

Cash Flows From Operating Activities
Net loss for the year	$(1,478,308)	$(2,293,257)	$(3,872,976)
Items not involving cash:
Depreciation	516	-	516
Stock-based compensation	164,521	-	164,521
Shares issued (returned) to acquire mineral
property	(63,167)	66,667	3,500
Shares issued for services	-	2,660	2,660
Non-cash interest (Note 7)	333,333	-	333,333

Adjustments To Reconcile Net Loss To Net Cash Used
By Operating Activities
Change in prepaid expenses	35,605	(35,891)	(286)
Change in accounts payable and accrued liabilities	119,017	61,047	189,918
	(888,483)	(2,198,774)	(3,178,814)

Cash Flows From Financing Activities
Issuance of convertible promissory note	-	500,000	500,000
Issuance of promissory notes	450,000	-	450,000
Issuance of share capital	200,000	1,997,500	2,294,900
	650,000	2,497,500	3,244,900

Cash Flows From Investing Activity
Acquisition of equipment	(3,439)	-	(3,439)

(Decrease) Increase In Cash And Cash Equivalents	(241,922)	298,726	62,647

Cash And Cash Equivalents, Beginning Of Year	304,569	5,843	-

Cash And Cash Equivalents, End Of Year	$62,647	$304,569	$62,647

SCHEDULE OF NON-CASH ACTIVITIES
Conversion of Series “A” convertible preferred
shares to Common shares:	$(2)	$-
Series “A” convertible preferred shares	$2	$-
Common shares

The accompanying notes are an integral part of these financial statements.

- F6 -

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY
PERIOD FROM INCEPTION, DECEMBER 31, 2001, TO JANUARY 31, 2006
(Stated in U.S. Dollars)

	NUMBER OF					DEFICIT
	PREFERRED		NUMBER			ACCUMULATED
	SHARES –		OF		ADDITIONAL	DURING THE
	SERIES A	PAR	COMMON	PAR	PAID IN	EXPLORATION
	CONVERTIBLE	VALUE	SHARES	VALUE	CAPITAL	STAGE	TOTAL

Shares issued for cash at $0.001	-	$-	5,000,000	$5,000	$-	$-	$5,000
Shares issued for cash at $0.02	-	-	4,620,000	4,620	87,780	-	92,400
Net loss for the period	-	-	-	-	-	(11,327)	(11,327)

Balance, January 31, 2002	-	-	9,620,000	9,620	87,780	(11,327)	86,073
Net loss for the year	-	-	-	-	-	(58,694)	(58,694)

Balance, January 31, 2003	-	-	9,620,000	9,620	87,780	(70,021)	27,379
Net loss for the year	-	-	-	-	-	(31,390)	(31,390)

Balance, January 31, 2004
	-	-	9,620,000	9,620	87,780	(101,411)	(4,011)
Shares issued for cash at $0.001	2,000	2	-	-	1,997,498	-	1,997,500
Shares returned to treasury	-	-	(4,600,000)	(4,600)	4,600	-	-
Shares issued to acquire a wholly
owned corporation	-	-	833,333	833	32,500	-	33,333
Shares issued to acquire a
mineral property	-	-	833,333	834	32,500	-	33,334
Shares issued for stock dividend	-	-	13,373,332	13,373	(13,373)	-	-
Shares issued for a consulting
agreement	-	-	200,000	200	2,460	-	2,660
Net loss for the year	-	-	-	-	-	(2,293,257)	(2,293,257)

Balance, January 21, 2005	2,000	$2	20,259,998	$20,260	$2,143,965	$(2,394,668)	$(230,441)

-continued -

- F7 -

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY
PERIOD FROM INCEPTION, DECEMBER 31, 2001, TO JANUARY 31, 2006
(Stated in U.S. Dollars)

	NUMBER OF					DEFICIT
	PREFERRED					ACCUMULATE
	SHARES –		NUMBER		ADDITIONAL	D DURING THE
	SERIES A	PAR	OF	PAR	PAID IN	EXPLORATION
	CONVERTIBLE	VALUE	COMMON	VALUE	CAPITAL	STAGE	TOTAL
			SHARES
-continued-

Balance, January 31, 2005
	2,000	2	20,259,998	20,260	2,143,965	(2,394,668)	(230,441)
Conversion of preferred shares	(2,000)	(2)	2,222,223	2,222	(2,220)	-	-
Shares returned to treasury	-	-	(4,749,998)	(4,750)	(58,417)	-	(63,167)
Shares issued for cash at $0.30	-	-	666,667	833	199,333	-	200,000
Stock-based compensation	-	-	-	-	164,521	-	164,521
Non-cash interest (Note 7)					333,333		333,333
Net loss for the year	-	-	-	-	-	(1,478,308)	(1,478,308)

Balance, January 31, 2006	-	$-	18,398,890	$18,399	$2,780,515,	$(3,872,976)	$(1,074,062)

The accompanying notes are an integral part of these financial statements.

- F8 -

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

Organization

The Company was incorporated in the State of Nevada, U.S.A., on December 21, 2001. The Company’s name was changed to Argentex Mining Corporation on March 15, 2004.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties in Argentina. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. This contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $3,872,976 for the period from December 21, 2001 (inception) to January 31, 2006, and has no source of revenue. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its capital stock. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

- F9 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)	Basis of Presentation

These consolidated financial statements include the accounts of the Company, its wholly owned United States subsidiary, SCRN Properties Ltd., and its wholly-owned Canadian subsidiary, Delbrook Mining Corp. All inter-company transactions have been eliminated.

b)	Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at January 31, 2006 and 2005, cash and cash equivalents consist of cash only.

c)	Mineral Claim Payments and Exploration Expenditures

The Company expenses all exploration costs incurred on its mineral properties, including acquisition costs, prior to the establishment of proven and probable reserves. The Company regularly performs evaluations of its investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable, utilizing established guidelines based upon discounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization.

d)	Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions of future events that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ materially from those reported.

e)	Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

- F10 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)	monetary items at the rate prevailing at the balance sheet date;
ii)	non-monetary items at the historical exchange rate;
iii)	revenue and expense at the average rate in effect during the applicable accounting period.

Exchange gains or losses arising on translation are included in income (loss) for the year.

g)	Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109 – “Accounting for Income taxes” (SFAS 109). Pursuant to SFAS No. 109, deferred income tax assets and liabilities are computed for differences between the financial statement carrying amounts and the respective tax bases. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the periods in which those differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Potential benefits of net operating losses have not been recognized in the financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

h)	Stock-Based Compensation

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company’s stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No.123, “Accounting for Stock-Based Compensation,” established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123.

- F11 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Impairment and Disposal of Long-Lived Assets

The carrying value of intangible assets and other long-lived assets are reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted future cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.

j)	Comprehensive Income (Loss)

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in financial statements. The Company has no items that represent comprehensive income (loss).

k)	Accounting for Derivative Instruments and Hedging Activities

The Company has adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. The adoption of this pronouncement does not have an impact on the Company’s financial statements.

- F12 -

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

l)	Earnings Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At January 31, 2006, the total number of potentially dilutive shares of common stock excluded from basic net loss per share was 3,753,334 (2005 – 5,555,554)

At January 31, 2006, Nil (2005 – 4,999,998) common shares were held subject to an Escrow Agreement, to be released from escrow subject to the Company’s incurring certain exploration expenditures (Note 6(b)) The escrowed shares were released from escrow during the year ended January 31, 2006 (Note 9). The 4,999,998 common shares held subject to the Escrow Agreement at January 31, 2005 were excluded from the calculation of basic earnings per share since their effect was anti-dilutive.

At January 31, 2006, potential common shares of 1,666,667 (2005 – 555,556) related to a convertible promissory note were excluded from the computation of diluted loss per share since their effect is anti-dilutive.

m)	Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, accounts payable to related parties, loan from related parties, and loan guarantee. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values.

The Company operates outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the United States Dollars.

n)	Asset Retirement Obligations

The Company has adopted SFAS No. 143, “Accounting for Asset Retirement Obligations”, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal use of the asset.

- F13 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

n)	Asset Retirement Obligations (Continued)

SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

a)

The FASB issued FASB Interpretation No. (“FIN”) 47 – “Accounting for Conditional Asset Retirement Obligations” in March 2005. FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. This interpretation also clarifies the circumstances under which an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The Company does not expect this guidance to have a material impact on its financial statements.

b)

In November 2005, the FASB issued Staff Position No. FAS 115-1 – “The Meeting of Other-Than- Temporary Impairment and Its Application to Certain Investments” (“FSP 115-1”). FSP 115-1 provides accounting guidance for identifying and recognizing other-than-temporary impairments of debt and equity securities, as well as cost method investments in addition to disclosure requirements. FSP 115-1 is effective for reporting periods beginning after December 15, 2005, and earlier application is permitted. The Company has determined that the adoption of FSP 115-1 does not have an impact on its result of operations or financial position.

c)

In March 2005, the Emerging Issue Task Force issued EITF Issue 04-6 – “Accounting for Stripping Costs in the Mining Industry (“EITF Issue 04-6”), stating that post-production stripping costs are a component of mineral inventory costs subject to the provisions of the American Institute of Certified Public Accountants Accounting Research Bulletin No. 43 – “Restatement and Revision of Accounting Research Bulletins, Chapter 4, “Inventory Pricing”, (“ARB No. 43”). Based upon this statement, post production stripping costs are considered as costs of the extracted minerals under a full absorption costing system and are recognized as a component of inventory to be recognized in costs of coal sales in the same period as the revenue from the sale of the inventory. In addition, capitalization of such costs would be appropriate only to the extent inventory exists at the end of a reporting period. The provisions will be effective for financial statements issued for the first reporting period in fiscal years beginning after December 15, 2005, with early adoption permitted. The Company has determined that the adoption of EITF Issue 04-6 does not have an impact on its results of operations or financial position since the Company is still in the exploration stage and has not yet realized any revenues from its operations.

- F14 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

d)

On March 31, 2004, the EITF issued EITF 04-3, “Mining Assets’ Impairment and Business Combinations” (“EITF 04-3”) which concluded that entities should generally include values in mining properties beyond proven and probable reserves and the effects of anticipated fluctuations in the future market price of minerals in determining the fair value of mining assets.

e)

In December 2004, FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123 (revised 2004)”), “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces FASB Statement No. 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2007. The Company has determined that the adoption of SFAS 123 (revised 2004) does not have an impact on its results of operations or financial position.

f)

In November 31, 2004, FASB issued Statement of Financial Accounting Standards No. 151 (“SFAS 151”), “Inventory Costs”. The adoption of SFAS 151 does not have an impact on the Company’s results of operations or financial position.

g)

In December 2004, FASB issued Statement of Financial Accounting Standards No. 153 (“SFAS 153”), “Exchanges of Non-monetary Assets – an amendment of APB Opinion No. 29”. The Company has determined that the adoption of SFAS 153 does not have an impact on the Company’s results of operations or financial position.

4.	ACQUISITION OF SUBSIDIARY

On February 24, 2004, the company purchased 100% of the outstanding stock of SCRN Properties Ltd. (“SCRN”). The acquisition has been accounted for using the purchase method of accounting. Accordingly, the results of operations for SCRN have been included in the accompanying consolidated financial statements from that date forward. The acquisition was made for the purpose of acquiring certain mineral properties owned by SCRN.

The aggregate acquisition price was $33,333, which was paid by issuance of 833,333 of the Company’s common stock (subsequently increased, as a result of a stock dividend, to 2,499,999). The value of the transaction was determined by management with reference to the share price of the Company. There was no trading in the Company’s shares for 10 days before and 10 days after the terms of the acquisition agreement were negotiated and publicly announced.

The sole asset of SCRN was the mineral properties referred to above and the Company had no liabilities. See Note 6(b) (ii) for additional information regarding the property and the terms of the acquisition.

- F15 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

5.	EQUIPMENT

2006
		ACCUMULATED	NET BOOK
	COST	DEPRECIATION	VALUE

Computer equipment	$3,439	$516	$2,923

2005
		ACCUMULATED	NET BOOK
	COST	DEPRECIATION	VALUE

Computer equipment	$-	$-	$-

6.	MINERAL PROPERTY INTERESTS

a)	Pinguino Property

Pursuant to the terms of a mineral property option agreement, dated February 24, 2004, between the Company and a director, the Company acquired an option to acquire a 100% interest in and to certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, known as the “Pinguino Property” totaling 24,710 acres.

The agreement requires the following payments in order to acquire the property: CAD$50,000 on or before July 1, 2004 (paid); CAD$75,000 on or before July 1, 2005; CAD$100,000 on or before July 1, 2006; CAD$100,000 on or before July 1, 2007; and CAD$125,000 on or before July 1, 2008. The agreement is subject to a 2% net smelter royalty. The Company has the right at any time up to 60 days after commencement of commercial production to repurchase either one-half of the royalty for $1,000,000 or all of the royalty for $2,000,000.

The Agreement also provides for an “area of interest” such that, in the event that the optionor records any property claims within five (5) kilometers of the boundaries of the property, such claims will become subject to the mineral property option agreement.

b)	Dyakowski Property

i)

Pursuant to the terms of a Mineral Property Acquisition Agreement, dated February 24, 2004, between the Company and a director of the Company, the Company acquired certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, known as the “Dyakowski Property” for total consideration of 833,333 common shares of the Company (subsequently increased, as a result of a stock dividend, to 2,499,999). The shares have been issued and are subject to an Escrow Agreement whereby the shares will be released to the Vendor or returned to treasury as follows: the Company incurring exploration expenditures of at least $100,000 – release of 499,998 common shares; additional expenditures of at least $400,000 – release of an additional 500,001 common shares; additional expenditures of at least $500,000 – release of an additional 500,001 common shares; Company’s geologist recommends further exploration – release of the remaining 333,333 common shares. At the time of each release to the Vendor, if the Company’s geologist determines the Property no longer has merit all common shares remaining in escrow shall be returned to the treasury of the Company and title to the Property shall be transferred to the Company.

- F16 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

6.	MINERAL PROPERTY INTERESTS (continued)

b)	Dyakowski Property (continued)

ii)

In addition, pursuant to the terms of a Share Purchase Agreement, dated February 24, 2004, between the Company and a director of the Company, the Company acquired a 100% interest in SCRN Properties Ltd. (“SCRN”), a Delaware corporation, the sole asset of which consisted of certain mineral claims located in the Rio Negro Province of the Republic of Argentina, known as the “SCRN Property”, for total consideration of 833,333 common shares of the Company (subsequently increased, as a result of a stock dividend, to 2,499,999). The shares have been issued and are subject to an Escrow Agreement identical to the terms of the escrow agreement related to the Mineral Property Acquisition Agreement for the “Dyakowski Property”, disclosed immediately above

The Dyakowski Property and the SCRN Property total 128,964 acres.

The Mineral Property Acquisition Agreement and the Share Purchase agreement also provide for an “area of interest” such that, in the event that the Vendor records any property claims within five (5) kilometers of the boundaries of either the Dyakowski Property or the SCRN Property, such claims will become subject to the respective Agreements.

During the year ended January 31, 2006, Dyakowski and the Company agreed to the return and cancellation of 4,749,998 of the escrow shares and the immediate release from escrow of the remaining 250,000 shares. The Company has accounted for the return and cancellation as a reduction of the acquisition of the related mineral properties in the current year.

c) Condor Property

Pursuant to the terms of a mineral property acquisition agreement, dated February 20, 2004, between the Company and an affiliate of a director, the Company acquired 100% interest in and to certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, known as the “Condor Property” totalling 24,710 acres, subject to a 2% net smelter returns royalty in favour of a director. As consideration for the Condor Property the Company paid to the vendor CAD$10,000. The Company has the right to repurchase either one-half of the royalty for CAD$1,000,000 or all of the royalty for CAD$2,000,000.

d)	Storm Cat Property

Pursuant to the terms of a mineral property acquisition agreement, dated February 20, 2004, between the Company and an affiliate of a director, the Company acquired 100% interest in and to certain mineral claims located in the Santa Cruz and Rio Negro Provinces of the Republic of Argentina, known as the “Storm Cat Property” totalling 32,766 acres. As consideration for the Storm Cat Property the Company paid to the vendor the CAD$10,000.

- F17 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

6.	MINERAL PROPERTY INTERESTS (continued)

Claims acquired have been accounted for on a geographic basis as follows:

			CUMULATIVE
			FROM
			INCEPTION
			DECEMBER 21
	YEARS ENDED		2001 TO
	JANUARY 31		JANUARY 31
	2006	2005	2006

Pinguino Project
Acquisition	$63,690	$40,862	$104,552
Assaying, testing and analysis	47,721	62,003	109,724
Camp and field supplies	100,446	234,431	334,877
Drilling	235,950	90,000	325,950
Geological and geophysical	143,225	121,881	265,106
Travel and accommodation	6,932	19,748	26,680
	597,964	568,925	1,166,889

Condor Project
Acquisition	-	7,528	7,528
Camp and field supplies	-	198	198
Geological and geophysical	-	4,185	4,185
	-	11,911	11,911

Santa Cruz Properties
Acquisition	63,167	70,162	6,995

Rio Negro Properties
Camp and field supplies	-	51,836	51,836
Geological and geophysical	-	32,921	32,921
Travel and accommodation	-	9,614	9,614
	-	94,371	94,371

Cinema Claims
Acquisition	-	-	2,300
Geological and geophysical	-	-	13,157
	-	-	15,457

	$534,797	$745,369	$1,295,623

- F18 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

7.	CONVERTIBLE PROMISSORY NOTE

The Convertible Promissory Note, issued December 22, 2004, bears interest at 10%, is payable on demand of the issuer or at anytime at the option of the Company, without penalty, and is convertible into common shares, at the note holder’s option, at a conversion price of $0.90 per share (“Conversion Price”) or lesser adjusted amount determined as follows:

a)	If the Company issues securities for a per share or conversion or exercise price which is less than the Conversion Price, then the Conversion Price shall be reduced to that lower price, or

b)

If the Company ceases to devote the majority of its resources to the exploration and development of its Argentinean mineral properties or fails to make the required payments with respect to its Pinguino property, then the conversion price shall become the lower of the Conversion Price or 75% of the average trailing five day bid price of the Company’s common stock on the Over-The-Counter Bulletin Board.

The full principal amount of the note is due on an event of default, as defined in the terms of the note.

Pursuant to the terms of the Promissory Note, as a result of a private placement in June 2005, the conversion price was reduced to $0.30. At the time of the reduction of the conversion price the Company’s shares were trading at approximately $0.50 per share resulting in a benefit to the Note Holder, as per Financial Accounting Standards Board’s Emerging Issues Task Force Issue Number 00-27 – Application of Issue No. 98-5 to Certain Convertible Instruments. The calculated benefit, in the amount of $333,333 is included in interest expense for the current period.

8.	PROMISSORY NOTES

Promissory notes payable are unsecured and are comprised of the following individual amounts:

DATE		INTEREST
ISSUED	MATURITY	RATE	AMOUNT

July 2005	On demand after January 15, 2006	6%	$ 100,000
August 2005	On demand after February 28, 2006	6%	150,000
January 2006	On demand after November 1, 2006	10%	200,000

			$ 450,000

9.	SHARE CAPITAL

a)

Pursuant to a Mineral Property Option Agreement and a Share Purchase Agreement, both dated February 24, 2004, between the Company and a future officer and director, the Company issued 1,666,666 common shares (increased to 4,999,998 by subsequent stock dividend) to this officer and director, subject to certain escrow and return to treasury provisions (see Note 6(b) for details of the escrow and return to treasury provisions). In August 2005 the parties agreed to the immediate cancellation of 4,749,998 of the shares and release from escrow of the balance (250,000 common shares).

- F19 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

9.	SHARE CAPITAL (Continued)

b)

In connection with a change in control of the Company, its former president returned 4,600,000 common shares to the Company’s treasury for cancellation, for no consideration, prior to the stock dividend issued March 17, 2004.

c)	The Company issued a stock dividend of two common shares for every one common share and outstanding as of March 15, 2004.

d)

In March and April 2004, the Company issued a total of 2,000 non-voting Series “A” convertible preferred shares at a price of $1,000 per share. Each Series “A” convertible preferred share was convertible, at any time by the holder into common shares of the Company at a Conversion Price of $0.90 per share, subject to downward price adjustments. In April 2005, 1,325 non-voting Series A convertible preferred shares were converted into 1,472,223 common shares

e)	In June 2005, 675 non-voting Series A convertible preferred shares were converted into 750,000 common shares.

f)

During June 2005, the Company issued 666,667 Units at a price of $0.30 per unit for total proceeds of $200,000. Each Unit was comprised of one common share and the right to purchase one additional common share at $0.40 per share until June 30, 2007.

g)	In August 2005, 4,749,998 escrowed shares were returned to the treasury (Note 8(a)).

Share purchase warrants

Share purchase warrant transactions are summarized as follows:

		WEIGHTED
		AVERAGE
		EXERCISE
	NUMBER	PRICE

Balance, January 31, 2004 and 2005	-	$-

Issued	666,667	0.40
Exercised	-	-
Expired	-	-

Balance, January 31, 2006	666,667	$0.40

As at January 31, 2006, the following share purchase warrants were outstanding and exercisable:

NUMBER
OF	EXERCISE	EXPIRY
SHARES	PRICE	DATE

666,667	0.40	June 24, 2007

- F20 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

9.	SHARE CAPITAL (Continued)

Stock Options

On February 16, 2005, the Company adopted its 2005 Incentive Stock Plan (the "2005 Plan") to grant options to directors, officers, employees and consultants. Under the 2005 Plan, the Company may grant options to acquire up to 2,500,000 common shares of the Company.

Stock option transactions are summarized as follows:

Balance as at January 31, 2004 and 2005	-	$-
Issued	1,420,000	0.25
Exercised	-	-
Expired	-	-
Balance as at January 31, 2006	1,420,000	0.25

The weighted average fair value per stock option granted during the year ended January 31, 2006 was $0.22 (2005 - $Nil). The number of stock options exercisable at January 31, 2006 was 788,666 (2005 – Nil).

As at January 31, 2006, the following stock options were outstanding and exercisable:

Number of	Exercise	Expiry
shares	Price	Date

1,100,000	$ 0.25	June 26, 2015
50,000	0.25	June 26, 2010
270,000	0.25	December 13, 2009

1,420,000

Stock-based compensation

The fair value of stock options granted during the year ended January 31, 2006 was $318,673 (2005 - $Nil) which is being recognized over the options vesting periods. Total stock-based compensation recognized during the year ended January 31, 2006 was $164,521(2004 - $Nil) which has been recorded in the consolidated statements of operations as stock-based compensation with corresponding additional paid-in capital recorded in stockholders' equity:

- F21 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

9.	SHARE CAPITAL (continued)

Stock-based compensation (continued)

weighted average assumptions were used for the Black-Scholes valuations of stock options granted:

	2006	2005

Risk-free interest rate	3.85%	-
Expected life of options	9.0 years	-
Annualized volatility	112%	-
Dividend rate	0.00%	-

10.	RELATED PARTY TRANSACTIONS

a)

During the year ended January 31, 2005, the Company acquired certain mineral property interests from an individual who subsequently became an officer and a director of the Company and from companies which were controlled by that individual. Those mineral properties and the terms of the agreements are disclosed fully in Notes 4 and 6 a), b), c) and d). During the year ended January 31, 2006, the agreements were amended also as disclosed fully in Notes 4 and 6 a), b), c) and d).

b)

Effective March 4, 2004, the Company entered into a management agreement with a director and officer for a period of one year at $4,100 per month. During the year the Company paid consulting fees of $17,484 (2005 - $42,642) relating to this management agreement.

c)

Effective February 11, 2004, the Company entered into a management agreement with a director and officer for a period of one year at $4,900 per month. In addition, the agreement provided for a bonus of $35,000 and issuance of 200,000 common shares upon commencement of exploration on the Company’s Argentine properties. During the period, the company paid consulting fees of $91,791 (2005 - $101,979), consisting of cash payments of $99,319 (including the $35,000 bonus and issue of 200,000 shares at a value of $2,660) relating to this management agreement.

d)

Effective November 1, 2005, the Company entered into a management agreement with an officer for a period of 14 months at C$2,500 per month. During the period, the company paid consulting fees of $4,284 (2005 - $Nil) relating to this management agreement.

- F22 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

11.	SEGMENT INFORMATION

As at January 31, 2005, the Company and its subsidiary operate in one reportable segment, being the exploration for and the development of mining properties in Argentina. Identifiable assets, revenues and net loss in each geographic area are as follows:

		2006			2005

	Identifiable			Identifiable
	Assets	Revenues	Net Loss	Assets	Revenues	Net Loss

Canada -	$65,856	$-	$(916,013)	$340,460	$-	$(1,547,888)
Corporate
Argentina –	-	-	(562,265,)	-	-	(745,369)
Mineral
Properties
	$65,856	$-	$(1,478,308)	$340,460	$-	$(2,293,257)

12.	INCOME TAX

Tax effects of temporary differences that give rise to deferred tax assets at January 31, 2006 and 2004 are as follows:

	2006	2005
Net operating loss carry forwards	$1,147,000	$814,000

Valuation Allowance	(1,147,000)	(814,000)
Net future tax assets	–	–

At January 31, 2005, the Company had losses carried forward totaling $2,394,700 available to reduce future years’ income tax for income tax purposes which expire in various years to 2024.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% (2004 – 34%) to net loss for the year. The sources and tax effect of the differences are as follows:

	2006	2005
Computed “expected” tax benefit	$503,000	$779,000
Items not deductible for tax purposes	(170,000)
Change in Valuation Allowance	(333,333)	(779,000)
Income tax provision	$–	$–

- F23 -
ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2006 and 2005
(Stated in U.S. Dollars)

13.	COMPARATIVE FIGURES

Certain of the comparative figures have been reclassified to conform with the presentation in the current year.

14.	SUBSEQUENT EVENTS

Subsequent to January 31, 2006, the Company:

a)	Borrowed $1,000,000 under two promissory notes. The unsecured notes bear interest at 8%, are due in August 2007, and convertible at $0.40;

b)	granted 600,000 stock options exercisable at a price of C$0.49 per share for a term of five years to three directors;

c)	granted 200,000 stock options exercisable at a price of C$0.58 per share for a term of five years to three directors;

d)	granted 70,000 stock options exercisable at a price of C$0.62 per share for a term of four years to three consultants;

e)

acquired a group of mineral exploration claims is located in the Revelstoke area of British Columbia, Canada. The group of claims consists of 5 tenures and the process of transferring title was initiated March 31, 2006. The total purchase amount was $921;

f)

converted $250,000 of the Convertible Promissory Note to 833,333 common shares and extended the maturity date of the $250,000 remaining amount such that the balance of the note cannot be demanded before October 18, 2007.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24	Indemnification of Directors and Officers.

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling security holders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$362.44
Printing and engraving expenses(1)	$1,000
Accounting fees and expenses(1)	$200,000
Legal fees and expenses(1)	$100,000
Transfer agent and registrar fees(1)	$1,000
Fees and expenses for qualification under state	$6,000
securities laws
Miscellaneous(1)	$5,000
Total	$313,362.44

(1) We have estimated these amounts.

Item 26	Recent Sales of Unregistered Securities - Last Three Years.

On March 4, 2004, we issued a total of 5,000,000 shares of our common stock to Christopher Dyakowski pursuant to the terms of a Mineral Property Acquisition Agreement and a Share Purchase Agreement dated February 24, 2004. These shares were sold pursuant to section 4(2) of the Securities Act of 1933.

In March and April 2004 we sold an aggregate of 2,000 shares of Series A Convertible Preferred Stock to five purchasers for an aggregate purchase price of $2,000,000. Each share of Series A Convertible Preferred Stock is convertible into 1,111 shares of common stock. In the event we issue any shares of common stock during the two-year period following the issuance of the Series A Convertible Preferred Stock at a price less than $0.90 per share, the conversion rate of the Series A Convertible Preferred Stock shall be equal to $1,000 divided by the price per share at which we issued such common stock. In the event we cease to devote the majority of our resources to the exploration and development of the mining properties we acquired from Chris Dyakowski, or abandon and/or fail to make required payments (regardless of whether or not such payments are waived by the recipient) in respect of the Pinguino Property, the conversion price shall be the average trailing five day bid price of our common stock on the over-the-counter Bulletin Board, less a 25% discount. The holders of the Series A Convertible Preferred Stock have the right to demand that we register the resale of the common stock with the Securities and Exchange Commission. These shares were sold pursuant to Regulation S.

On December 22, 2004, we issued a 10% convertible promissory note in the amount of $500,000 to Chaudion Holdings Ltd. The Note became an effective instrument on January 7, 2005 when we received the funds pursuant to the Note. The Note bears interest at 10%, is payable on demand and is convertible into our common stock, at the Investor's option, at $0.90 per share (the "Conversion Price"). In the event that the Company is to issue securities for a per share price or exercise price less than the Conversion Price, and the Note remains outstanding, then the Conversion Price shall be adjusted to equal the lower price. Further, if the Company ceases to devote the majority of its resources to the exploration and development of its Argentinean mineral properties or fails to make the required payments with respect to its Pinguino property, then the conversion price shall become the lower of the Conversion Price or 75% of the average trailing five day bid price. We may prepay the Note at anytime. The full principal amount of the Note is due upon default under the terms of Note. We relied on an exemption under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) in accordance with the requirements of the Securities Act of 1933.

On April 21, 2005 we issued 1,472,223 shares of our common stock to three non-U.S. persons upon the conversion of 1,325 shares of our Series “A” convertible preferred stock. These shares were issued pursuant to the exemption from registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) provided by Section 3(a)(9) of the Securities Act and/or by Regulation S promulgated thereunder.

On April 25, 2005 we issued 750,000 shares of our common stock to three non-U.S. persons upon the conversion of 675 shares of our Series “A” convertible preferred stock. These shares were issued pursuant to the exemption from registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) provided by Section 3(a)(9) of the Securities Act and/or by Regulation S promulgated thereunder.

On July 25, 2005 we issued 666,667 units at a purchase price of $0.30 per unit for aggregate proceeds of $200,000, to one non-U.S. person. Each unit consisted of one common share in the capital of our company and one share purchase warrant entitling the holder to purchase one additional share of our common stock at an exercise price of $0.40 for a two year period expiring on June 30, 2007. These units were issued to one non-U.S. person in an offshore transaction in which we relied on the exemption from registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) provided by Regulation S promulgated thereunder.

On March 21, 2006, we issued two $500,000 8% convertible debentures, one to each of two non-U.S. investors. All or any portion of the amounts due under these debentures, which mature on August 21, 2007, may be converted at any time, at the option of the holder, into common shares of our company at a conversion price of $0.40 per share. The issuance of the convertible debentures was exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation S promulgated thereunder.

On April 28, 2006, the holder of a convertible debenture that we issued, in the original principal amount of $500,000, converted half of the principal amount outstanding under the convertible debenture into

833,333 common shares of our company at a conversion price of $0.30. Accordingly, on April 27, 2006, we issued 833,333 common shares to this offshore investor. The issuance of these shares was exempt from the registration requirements of the Securities Act under Regulation S and/or section 3(a)(9) of the Securities Act.

On June 28, 2006, we issued an unsecured simple promissory note in the amount of US$100,000, pursuant to which the principal amount, plus interest in the fixed amount of $5,000, this promissory note was repayable in full on August 28, 2006.

On July 1, 2006, we issued and unsecured simple promissory note in the amount of CAD$100,000, pursuant to which the principal amount, plus interest calculated at a rate of six percent (6%) per annum, will be repayable in full upon demand.

On October 2, 2006, we issued 105,000 Units at a purchase price of $1.00 per Unit to five (5) non U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) for gross proceeds of $105,000. Each Unit consisted of one common share and one-half of one common share purchase warrant. Each common share purchase warrant is exercisable into one common share at a price of $1.75 per warrant share for a period of 24 months from closing. The Units were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On October 6, 2006, we issued 145,000 Units at a purchase price of $1.00 per Unit to three (3) non U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) for gross proceeds of $145,000. Each Unit consisted of one common share and one-half of one common share purchase warrant. Each common share purchase warrant is exercisable into one common share at a price of $1.75 per warrant share for a period of 24 months from closing. The Units were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On November 15, 2006, we issued 348,400 Units at a purchase price of $1.00 per Unit to nine (9) non U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) for gross proceeds of $348,400. Each Unit consists of one common share and one-half of one common share purchase warrant. Each common share purchase warrant is exercisable into one common share at a price of $1.75 per warrant share for a period of 24 months from closing. The Units were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On November 23, 2006, we issued 500,000 Units at a purchase price of $1.00 per Unit to one (1) non U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933) for gross proceeds of $500,000. Each Unit consists of one common share and one-half of one common share purchase warrant. Each common share purchase warrant is exercisable into one common share at a price of $1.75 per warrant share for a period of 24 months from closing. The Units were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On December 5, 2006, we issued 28,000 Units at a purchase price of $1.00 per Unit to three (3) non U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) for gross proceeds of $28,000. Each Unit consisted of one common share and one-half of one common share purchase warrant. Each common share purchase warrant is exercisable into one common share at a price of $1.75 per warrant share for a period of 24 months from closing. The Units were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On December 7, 2006, we issued 15,000 common shares to each of two consultants of our company (for an aggregate total of 30,000 shares). These consultants are non-U.S. persons that work for our company in Argentina and the shares were issued as an incentive bonus for services rendered at a deemed price of $1.53 per share. The price per share was determined by reference to the closing price (last sale of the day)

of our shares on the Over-The-Counter Bulletin Board on December 6, 2006. In issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On January 12, 2007, we issued 408,100 Units at a purchase price of $1.00 per Unit to eleven (11) non U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) for gross proceeds of $408,100. Each Unit consisted of one common share and one-half of one common share purchase warrant. Each common share purchase warrant is exercisable into one common share at a price of $1.75 per warrant share for a period of 24 months from closing. The Units were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On February 28, 2007, we issued 126,000 Units at a purchase price of $1.20 per Unit to 12 non U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) for gross proceeds of $151,200. Each Unit consisted of one common share and one-half of one common share purchase warrant. Each common share purchase warrant is exercisable into one common share at a price of $1.85 per warrant share for a period of 24 months from closing. Investors in this offering were introduced to our company by two finders to whom we paid a fee consisting of cash and agent’s share purchase warrants. One of the finders converted the cash portion of its fee into a subscription for units, and we issued to this finder an additional 4,720 Units (consisting of 4,720 common shares and 2,360 common share purchase warrants). We issued an aggregate of 8,277 agent’s share purchase warrants to both finders. Each of these finders is a non-U.S. person and all of the activities with respect to this offering took place outside of the United States. All of the Units and the agent’s share purchase warrants issued in this offering were issued in an offshore transaction in which we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 27	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit	Description
No.
3.1	Articles of Incorporation of the Registrant, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on March 12, 2002 and incorporated herein by reference.
3.2	By-laws of the Registrant, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on March 12, 2002 and incorporated herein by reference.
3.3

Certificate of Designation of Series A Convertible Preferred Stock, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 30, 2004 and incorporated herein by reference.

4.1

10% Convertible Promissory Note, dated December 22, 2004, issued to Chaudion Holdings Ltd., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 13, 2005 and incorporated herein by reference.

5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
10.1

Mineral Property Option Agreement dated February 24, 2004 between the Registrant and Chris Dyakowski, filed as an exhibit to the current report on Form 8-K filed with the Commission on March 4, 2004 and incorporated herein by reference.

10.2

Mineral Property Acquisition Agreement dated February 24, 2004 between the Registrant and Chris Dyakowski, filed as an exhibit to the current report on Form 8-K filed with the Commission on March 4, 2004 and incorporated herein by reference.

10.3

Share Purchase Agreement dated February 24, 2004 between the Registrant and Chris Dyakowski, filed as an exhibit to the current report on Form 8-K filed with the Commission on March 4, 2004 and incorporated herein by reference.

10.4

Mineral Property Acquisition Agreement dated February 24, 2004 between the Registrant and San Telmo Energy Ltd., filed as an exhibit to the current report on Form 8-K filed with the Commission on March 4, 2004 and incorporated herein by reference.

10.5

Mineral Property Acquisition Agreement dated February 24, 2004 between the Registrant and Storm Cat Energy Corp., filed as an exhibit to the current report on Form 8-K filed with the Commission on March 4, 2004 and incorporated herein by reference.

10.6

Consulting Agreement dated February 12, 2005 between the Registrant and Kenneth Hicks, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on May 13, 2005 and incorporated herein by reference.

10.7

Consulting Agreement dated February 25, 2005 between the Registrant and Chris Dyakowski, and Consulting Agreement dated February 12, 2005 between the Registrant and Kenneth Hicks, filed as an exhibit to the annual report on Form 10- KSB, filed with the Commission on May 13, 2005 and incorporated herein by reference.

10.8

Diamond Core Drilling (Surface) Agreement, dated as of January 18, 2005, between the Registrant and Connors Argentina S.A., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 24, 2005 and incorporated herein by reference.

10.9

Amendment to Mineral Property Acquisition Agreement dated June 30, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on July 5, 2005 and incorporated herein by reference.

10.10

Restated Amendment to Mineral Property Acquisition Agreement dated August 8, 2005, filed as an exhibit to the current report on Form 8-K, filed with the Commission on August 9, 2005 and incorporated herein by reference.

10.11

Promissory Note dated August 31, 2005 issued to Chaudion Holdings Ltd., filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on December 13, 2005, and incorporated herein by reference.

10.12

Promissory Note dated November 1, 2005 issued to Chaudion Holdings Ltd., filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on December 13, 2005, and incorporated herein by reference.

10.13

8% Convertible Note dated March 21, 2006 issued by our company to Corin Enterprises Inc., filed as an exhibit to our current report on Form 8-K, filed with the Commission on May 11, 2006 and incorporated herein by reference.

10.14

8% Convertible Note dated March 21, 2006 issued by our company to Rubix Finance Inc. , filed as an exhibit to our current report on Form 8-K, filed with the Commission on May 11, 2006 and incorporated herein by reference.

10.15

Amended 10% Convertible Note dated April 18, 2006 issued by our company to Chaudion Holdings Ltd., filed as an exhibit to our current report on Form 8-K, filed with the Commission on May 11, 2006 and incorporated herein by reference.

10.16

Promissory Note with Providence Securities Ltd. dated June 28, 2006 filed as an exhibit to our current report on Form 8-K, filed with the Commission on July 27, 2006 and incorporated herein by reference.

10.17	Promissory Note with Kenneth Hicks dated July 1, 2006 filed as an exhibit to our current report on Form 8-K, filed with the Commission on July 27, 2006 and incorporated herein by reference.
14.1

Code of Ethics and Business Conduct of Officers, Directors and Employees, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 30, 2004 and incorporated herein by reference.

21.1	Subsidiaries of Argentex Mining Corporation SCRN Properties Ltd.
23.1*	Consent of Morgan & Company

* filed herewith

Item 28	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, the Company will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Argentex of expenses incurred or paid by a director, officer or controlling person of Argentex in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Argentex will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on March 2, 2007.

ARGENTEX MINING CORPORATION
a Nevada corporation

By: /s/ Kenneth Hicks
Kenneth Hicks
President and Director
Principal Executive Officer
Date: March 2, 2007.

By: /s/ Hamish Malkin
Hamish Malkin
Chief Financial Officer
Principal Financial Officer
Date: March 2, 2007.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Kenneth Hicks as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By: /s/ Kenneth Hicks
Kenneth Hicks
President and Director
Principal Executive Officer
Date: March 2, 2007.

By: /s/ Colin Godwin
Colin Godwin
Director
Date: March 2, 2007.

By: /s/ Jenna Hardy
Jenna Hardy
Director
Date: March 2, 2007.

By: /s/ Richard Thibaul
Richard Thibault
Director
Date: March 2, 2007.